                                                                    EXHIBIT 10.4
                                                               EXECUTION VERSION



                               CREDIT AGREEMENT


                        DATED AS OF SEPTEMBER 27, 1997

                                     AMONG

                            BEI TECHNOLOGIES, INC.
                                  AS BORROWER

                     BEI SENSORS & SYSTEMS COMPANY, INC.,
                                  AS BORROWER

                        DEFENSE SYSTEMS COMPANY, INC.,
                            AS SUBSIDIARY GUARANTOR

                          THE LENDERS LISTED HEREIN,
                                  AS LENDERS

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                               NEW YORK AGENCY,
                                   AS AGENT

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                             AS DESIGNATED ISSUER

                                      AND

                       CIBC WOOD GUNDY SECURITIES CORP.,
                                  AS ARRANGER

                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

                                  DEFINITIONS
   1.1    Defined Terms.....................................................  1
   1.2    Other Definitional Provisions..................................... 14

                                  ARTICLE II

                                   THE LOANS

   2.1    The Revolving Loans............................................... 15
   2.2    Repayment......................................................... 17
   2.3    Interest Rate and Payment Dates................................... 18
   2.4    Continuation and Conversion Options............................... 19
   2.5    Letters of Credit................................................. 20

                                  ARTICLE III

                    GENERAL PROVISIONS CONCERNING THE LOANS

    3.1    Use of Proceeds.................................................. 25
    3.2    Post Maturity Interest........................................... 25
    3.3    Computation of Interest.......................................... 25
    3.4    Payments......................................................... 25
    3.5    Payment on Non-Business Days..................................... 26
    3.6    Reduced Return................................................... 26
    3.7    Indemnities...................................................... 27
    3.8    Funding Sources.................................................. 28
    3.9    Taxes............................................................ 28
   3.10    Sharing of Payments Etc.......................................... 31
   3.11    Inability to Determine Interest Rate............................. 31
   3.12    Illegality....................................................... 32
   3.13    Change of Booking Office......................................... 32
   3.14    Right to Replace Lender.......................................... 32

                                   ARTICLE IV

                             CONDITIONS OF LENDING

   4.1     Conditions Precedent to Initial Loans............................ 33
   4.2     Conditions Precedent to Each Borrowing........................... 34
   4.3     Conditions Precedent to Each Letter of Credit.................... 34

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

   5.1     Representations and Warranties.................................... 35

                                     1.1-i

                                  ARTICLE VI

                                   COVENANTS
   6.1    Affirmative Covenants............................................. 38
   6.2    Negative Covenants................................................ 42

                                  ARTICLE VII

                               EVENTS OF DEFAULT

   7.1    Events of Default................................................. 47

                                  ARTICLE VIII

                                   GUARANTEE

   8.1    Guarantee......................................................... 50
   8.2    No Subrogation, Contribution, Reimbursement or
          Indemnity......................................................... 50
   8.3    Amendments Etc., with Respect to the Obligations.................. 51
   8.4    Guarantee Absolute and Unconditional.............................. 51
   8.5    Reinstatement..................................................... 53

                                   ARTICLE IX

                                   THE AGENT

   9.1    Authorization and Action.......................................... 53
   9.2    Agent's Reliance, Etc............................................. 54
   9.3    Canadian Imperial Bank of Commerce. and Affiliates................ 54
   9.4    Lender Credit Decision............................................ 54
   9.5    Indemnification................................................... 55
   9.6    Successor Agent................................................... 55

                                   ARTICLE X

                                 MISCELLANEOUS

  10.1    Amendment. Etc.................................................... 56
  10.2    Notices. Etc...................................................... 56
  10.3    Right of Setoff; Deposit Accounts................................. 56
  10.4    No Waiver; Remedies............................................... 57
  10.5    Costs and Expenses................................................ 57
  10.6    Additional Lenders; Assignments: Participations................... 57
  10.7    Effectiveness; Binding Effect; Governing Law...................... 59
  10.8    Waiver of Jury Trial.............................................. 60
  10.9    Consent to Jurisdiction; Venue; Agent for Service of Process...... 60
  10.10   Entire Agreement.................................................. 61
  10.11   Separability of Provisions........................................ 61
  10.12   Obligations Several............................................... 61


                                    1.1-ii

  10.13    Survival of Certain Agreements................................... 61
  10.14    Execution in Counterparts........................................ 61



EXHIBIT A  [FORM OF PROMISSORY NOTE]........................................ A-1

EXHIBIT B  [FORM OF NOTICE OF BORROWING].................................... B-1

EXHIBIT C  [FORM OF NOTICE OF CONVERSION/CONTINUATION]...................... C-1

EXHIBIT D  [FORM OF COMPLIANCE CERTIFICATE]................................. D-1

EXHIBIT E  [FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT].................... E-1

                                    1.1-iii

                               CREDIT AGREEMENT
                               ----------------


         This Credit Agreement dated as of September 27, 1997 and effective as of the Effective Date is entered into among BEI Technologies, Inc., a Delaware corporation and BEI Sensors & Systems Company, Inc., a Delaware corporation (each a "Borrower" and collectively the "Borrowers"), Defense Systems Company,
         --------                        ---------
Inc., a Delaware corporation (the "Subsidiary Guarantor"), the financial
                                   --------------------
institution named on the signature pages hereof (each a "Lender" and
                                                         ------
collectively the "Lenders"), Canadian Imperial Bank of Commerce, New York
                  -------
Agency, as Agent for the Lenders (the "Agent"), and Canadian Imperial Bank of
                                       -----
Commerce, as the designated issuer of letters of credit hereunder.


                                   RECITALS

         The Borrowers desire that the Lenders extend certain credit facilities to the Borrowers for working capital and other general corporate purposes; and

         WHEREAS, the Lenders desire to extend certain credit facilities to the Borrowers on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrowers, the Lenders, the Agent and Canadian Imperial Bank of Commerce agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.1  Defined Terms.  As used in this Agreement, the following terms
              -------------
have the following meanings:

         "Acquisition":  As defined in Section 6.2(i).
          -----------

         "Adjusted Consolidated Net Losses":  For any period, the sum of the
          --------------------------------
amounts for such period of (i) Consolidated Net Loss, plus (ii) any expenses or
                                                      ----
charges related to the discontinued operations of Defense Systems Company, Inc., but not in excess of $3,500,000, all of the foregoing as determined on a consolidated basis for BEI and its consolidated Subsidiaries in accordance with GAAP.

         "Affiliate":  As applied to any Person, any Person directly or
          ---------
indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, "control" (including with the correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent":  As defined in the introductory paragraph of this Agreement.
          -----

         "Agreement":  This Credit Agreement, as amended, supplemented or
          ---------
modified from time to time.

         "Applicable Margin":  With respect to any Eurodollar Rate Loan at any
          -----------------
time, the per annum margin which is determined pursuant to the Pricing Grid and added to the Eurodollar Rate with respect to each Eurodollar Rate Loan. The Applicable Margins shall be determined as provided in the Pricing Grid and may change for each Pricing Period.

         "Assignment and Acceptance Agreement":  An Assignment and Acceptance
          -----------------------------------
Agreement substantially in the form of Exhibit E.

         "Available Revolving Commitment:  At any time, the Revolving Loan
          ------------------------------
Commitment minus the sum of (i) the aggregate principal amount of outstanding Revolving Loans, plus (ii) the Letter of Credit Usage plus (iii) the aggregate
                 ----                                 ----
principal amount outstanding under the Prior Credit Agreement.

         "Base Rate":  The higher of (i) the rate of interest announced from
          ---------
time to time by Canadian Imperial Bank of Commerce in New York, New York as its Prime Commercial Lending Rate or (ii) the sum of one-half of one percent (1/2 of 1%) plus the Federal Funds Rate on the day prior to the date on which the Base
    ----
Rate is to be determined. The Prime Commercial Lending Rate is a reference rate; the Agent and Canadian Imperial Bank of Commerce may make loans at, above or below the Prime Commercial Lending Rate.

         "Base Rate Loans":  Loans hereunder at such time as they accrue
          ---------------
interest at a rate based upon the Base Rate.

         "BEI":  BEI Technologies, Inc., a Delaware corporation.
          ---

         "Borrower" and "Borrowers":  As defined in the introductory paragraph
          --------       ---------
of this Agreement.

         "Borrowing":  As defined in Section 2.1.
          ---------

         "Business Day":  A day other than a Saturday, Sunday or day on which
          ------------
commercial banks in New York, New York are authorized or required by law to close.

         "Capital Lease":  As applied to any Person, any lease of any property
          -------------
(whether real, personal or mixed) by that Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

         "Cash Equivalents" shall mean:
          ----------------

              (a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or obligations of any agency of the United States of America to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

              (b) Certificates of deposit maturing within one year from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender, provided that (A) such deposits are denominated in Dollars, (B) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 and (C) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Group or P-1 (or its equivalent) by Moody's Investors Service, Inc.;

              (c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof, provided such commercial paper is rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Group or P-1 (or its equivalent) by Moody's Investors Service, Inc.; and

              (d) Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender, provided that (A) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000, (B) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Group or P-1 (or its equivalent) by Moody's Investors Service, Inc., (C) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (i), (ii) or
                                                         -------------------
         (iii) above and (D) such security or instrument so securing the
         -----
         repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations.

         "Closing Date":  The date, after the Effective Date, on which the
          ------------
initial Loans are made.

         "Commitment":  The obligation of each Lender to make Loans to the
          ----------
Borrowers, and to reimburse the Issuing Bank for the unreimbursed portion of Letters of Credits, each pursuant to Article II in the amount or amounts referred to therein.

         "Commitment Fee Percentage":  With respect to the daily unused portion
          -------------------------
of the Revolving Commitment, a per annum rate which is determined pursuant to the Pricing Grid.

         "Compliance Certificate":  A Compliance Certificate substantially in
          ----------------------
the form of Exhibit C.

         "Consolidated Capital Expenditures":  For any period, the dollar amount
          ---------------------------------
of purchases of property, plant and equipment reflected in the consolidated statement of cash flow of BEI and its consolidated Subsidiaries for such period, excluding, however, expenditures of insurance proceeds received as the result of drainage or destruction of the property being replaced.

         "Consolidated EBITDA":  For any period, the sum of the amounts for such
          -------------------
period of four consecutive fiscal quarters, without duplication, (i) Consolidated Net Income (or Consolidated Net Losses), plus (ii) Consolidated
                                                      ----
Interest Expense, plus (iii) provisions for taxes based on income, plus (iv)
                  ----                                             ----
depreciation expense, plus (v) amortization expense, plus (vi) the lesser of
                      ----                           ----
(A) all out-of-pocket expenses incurred during calendar year 1997 in connection with the creation of BEI and the divestiture of BEI Sensors & Systems Company, Inc. and Defense Systems Company from BEI Electronics, Inc. and (B) $1,250,000.

         "Consolidated Interest Expense":  For any period, all interest expense
          -----------------------------
(including that attributable to Capital Leases in accordance with GAAP) of BEI and its consolidated Subsidiaries during such period with respect to all Debt of BEI and its consolidated Subsidiaries, excluding all capitalized interest.

         "Consolidated Net Income":  For any period, the net income (or loss)
          -----------------------
after income taxes for such period of BEI and its consolidated Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "Consolidated Net Losses":  For any period, the net loss after income
          -----------------------
taxes for such period of BEI and its consolidated Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "Consolidated Tangible Net Worth":  For any period, the sum of
          -------------------------------
stockholders' equity of BEI and its consolidated Subsidiaries less Intangible
                                                              ----
Assets as shown on the consolidated balance sheet of BEI and its consolidated Subsidiaries; provided, however that Intangible Assets acquired after
              --------  -------
September 27, 1997
in an aggregate amount not to exceed $2,000,000 shall not be included in the calculation of Intangible Assets.

         "Contingent Obligation":  As applied to any Person, any direct or
          ---------------------
indirect liability, contingent or otherwise, of that Person (i) with respect to any Debt, lease, dividend or other obligation of another Person if the primary purpose or intent thereof by the Person including the Contingent Obligation is to provide assurance that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) with respect to any Interest Rate Agreements or Currency Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payment if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of that Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

         "Currency Agreement":  As applied to any Person, any foreign exchange
          ------------------
contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values.

         "Debt":  As applied to any Person, (i) all indebtedness for borrowed
          ----
money, (ii) that portion of obligations with respect to Capital leases which is properly classified as a liability on a balance sheet in accordance with GAAP,
(iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (a) due more than twelve months from the date of incurrence of the obligation in respect hereof, or (b) evidenced by a note or similar written instrument and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non recourse to the credit of that Person.

         "Debt/Consolidated EBITDA Ratio":  As applied to BEI and its
          ------------------------------
consolidated Subsidiaries at the end of any fiscal quarter of BEI, the ratio, determined on a consolidated basis in accordance with GAAP, of (a) the Debt of BEI and its Consolidated Subsidiaries at such time to (b) the Consolidated EBITDA for the consecutive four-quarter period which ended on the last day of such fiscal quarter.

         "Designated Issuer":  Canadian Imperial Bank of Commerce, or such other
          -----------------
Lender as is designated by BEI and approved by Agent.

         "Disclosure Letter":  The Disclosure Letter dated as of September 27,
          -----------------
1997 delivered by the Borrowers and the Subsidiary Guarantor to the Agent and each Lender prior to the execution and delivery of this Agreement.

         "Dollars and $":  Dollars in lawful currency of the United States of
          -------------
America.

         "Effective Date":  The day after the date of distribution of the stock
          --------------
of the Borrowers to the shareholders of BEI Electronics, Inc.

         "Employee Benefit Plan":  Any Pension Plan, any employee welfare
          ---------------------
benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of any of the Borrowers or any ERISA Affiliate of any of the Borrowers.

         "Equity Issuance":  As applied to any Person, the sale or issuance by
          ---------------
such Person of (i) any capital stock of such Person, (ii) any options, warrants or other similar rights exercisable in respect of such capital stock, or (iii) any other security or instrument representing an equity interest (or the right to obtain an equity interest) in such Person.

         "ERISA":  The Employee Retirement Income Security Act of 1974, as
          -----
amended from tone to time and any successor statute.

         "ERISA Affiliate":  As applied to any Person, (i) any corporation which
          ---------------
is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and
(iii) any
member of an affiliated service group within the meaning of Section 414(m) or
(o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

         "ERISA Event":  (i) The occurrence of an act or omission which could
          -----------
give rise to the imposition on BEI or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against BEI or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; or (iii) receipt from the Internal Revenue Service of notice of the failure of any Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Employee Benefit Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code.

         "Eurodollar Business Day":  A day which is a Business Day and a day on
          -----------------------
which dealings in Dollar deposits may be carried out in the London interbank market.

         "Eurodollar Rate":  For each Interest Period, the rate equal to (a)(i)
          ---------------
the rate of interest per annum determined by the Agent to be the rate of interest per annum appearing on the Telerate display page 3750 (or such other display page on the Telerate System as may replace such page) for Dollar deposits in an amount substantially equal to the proposed Eurodollar Rate Loan to be made, continued or converted by the Agent, in its individual capacity, and having a maturity comparable to such Interest Period, at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the commencement of such Interest Period, subject to clause (ii) below; or (ii) if for any reason the rate is not available as provided in the preceding clause (i), the "Eurodollar Rate" instead means the rate of interest per annum determined by the Agent, on the basis of quotations furnished to it by the Lenders to be the average (rounded upward, if necessary, to the nearest 1/16 of 1 percent) of the rates in which deposits in Dollars are offered to prime banks by the principal office of such Lenders in the London interbank market, at approximately 11:00 a.m. (London time), two (2) Eurodollar Business Days before the first day of such Interest Period, in an approximate amount of the Eurodollar Rate Loan to be made by the Lenders and for a period of time comparable to such Interest Period, divided by (B) a number equal to 100 minus the aggregate (but without
                                     -----
duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Eurodollar Business Days following such payment (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as in effect at the time the Agent quotes the rate to the Borrowers) for the Eurocurrency funding of domestic assets (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of such System (such rate to be adjusted to the next higher 1/16 of 1%). If a Lender does not provide its offered quotation to the Agent, the Eurodollar Rate shall be determined on the basis of the rates quoted by the remaining Lenders. The determination of the Eurodollar Rate by the Agent shall be conclusive in the absence of manifest error.

         "Eurodollar Rate Loans":  Loans hereunder at such time as they accrue
          ---------------------
interest at a rate based upon the Eurodollar Rate.

         "Eurodollar Reinvestment Rate":  In the event of a claim under clause
          ----------------------------
(iv) of Section 3.7(b) as a result of payment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan, (i) the rate of interest determined by the Agent to be the interest rate per annum at which U.S. dollar deposits for the period of time approximately equal to the period remaining on the then applicable Interest Period and in the approximate amount of the payment made pursuant to clause (iv) would be offered by the Agent to prime banks in the interbank Eurodollar market as of 11:00 A.M., New York time, on the day which is two (2) Eurodollar Business Days following such payment, divided by (ii) a number equal to 100 minus the aggregate (but without
----------                            -----
duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Eurodollar Business Days following such payment (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as in effect at the time the Agent quotes the rate to the Borrowers) for the Eurocurrency funding of domestic assets (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of such System (such rate to be adjusted to the next higher 1/16 of 1%).

         "Federal Funds Rate":  On any day, a fluctuating interest rate per
          ------------------
annual equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "GAAP":  Generally accepted accounting principles set forth in the
          ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession and as reflected in the audited financial statements of BEI and its consolidated Subsidiaries accompanied by an unqualified report and opinion thereon of nationally recognized independent certified public accountants.

         "Guarantor":  As defined in Section 8.1.
          ---------

         "Intangible Assets":  At any date of determination, all amount included
          -----------------
in Other Non Current Assets on the consolidated financial statements of BEI and its consolidated Subsidiaries, including all goodwill, patents, copyrights, trademarks, tradenames, acquired technology or similar items, but excluding land and buildings held for expansion, investments in stock of other companies, long term deposits and any other tangible assets.

         "Interest Payment Date":  As to any Base Rate Loan until payment in
          ---------------------
full, the last day of each March, June, September and December, commencing on the first of such days to occur after such Base Rate Loan is made, and the Maturity Date. As to any Eurodollar Rate Loan with an Interest Period of three months or less until payment in full, the last day of such Interest Period and the Maturity Date, and as to any Eurodollar Rate Loan with an Interest Period in excess of three months until payment in full, (i) the same day of each three months following the beginning of such Interest Period, (ii) the last day of such Interest Period and (iii) the Maturity Date.

         "Interest Period":  With respect to any Eurodollar Rate Loan:
          ---------------

         (i) initially, the period commencing on, as the case may be, the Borrowing or conversion date with respect to such Eurodollar Rate Loan and ending one, two, three or six months thereafter as selected by the Borrower requesting the Eurodollar Rate Loan in its Notice of Borrowing as provided in
Section 2.1(b) or its Notice of Conversion/Continuation as provided in Section 2.4; and

         (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Rate Loan and ending one, two, three or six months thereafter as selected by the Borrower requesting the Eurodollar Rate Loan in its Notice of Conversion/Continuation as provided in
Section 2.4; provided, that all of the foregoing provisions relating to Interest
             --------
Periods are subject to the following:

                (a) if any Interest Period for a Eurodollar Rate Loan would otherwise end on a day which is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                (b) no Borrower may select an Interest Period with respect to any portion of principal of a Eurodollar Rate Loan which extends beyond a date on which such Borrower is required to make a scheduled payment of that portion of principal; and

                (c) there shall be no more than six Interest Periods with respect to Eurodollar Rate Loans outstanding at any time.

         "Interest Rate Agreement":  As applied to any Person, an interest rate
          -----------------------
swap, cap or collar agreement or solar arrangement designed to protect that Person against fluctuations in interest rates.

         "Internal Revenue Code":  The Internal Revenue Code of 1986, as amended
          ---------------------
to the date hereof and from time to time thereafter.

         "Investment":  As applied to any Person, (i) any direct or indirect
          ----------
purchase or other acquisition of, or of a beneficial interest in, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of, another Person, or (ii) any direct or indirect loan, extension of credit, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to any other Person, including all indebtedness and accounts receivable from the other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Issuing Bank":  The Designated Issuer as issuer of any Letter of
          ------------
Credit hereunder.

         "Lender" and "Lenders":  As defined in the introductory paragraph of
          ------       -------
this Agreement.

         "Letter of Credit" or "Letters of Credit":  Any standby letter of
          ----------------      -----------------
credit or similar instrument issued or to be issued by the Issuing Bank, in Dollars, for the account of a Borrower pursuant to Section 2.5 for the purpose of supporting performance bonds or other obligations incurred in the ordinary course of business.

         "Letter of Credit Usage":  At any date of determination, the sum of (i)
          ----------------------
the maximum aggregate amount that is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding and (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by the Borrowers.

         "Lien":  Any lien, mortgage, deed of trust, pledge, security interest,
          ----
charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loans":  Revolving Loans, in Dollars, made to a Borrower pursuant to
          -----
Section 2.1.

         "Loan Documents":  This Agreement, the Notes, the Letters of Credit and
          --------------
each letter of credit application, guaranty and other document required by the Agent or any Lender in connection with this Agreement and/or the credit extended hereunder.

         "Majority Lenders":  As of any date of determination, Lenders owed at
          ----------------
least fifty-one percent (51%) of the then aggregate unpaid principal amount of the Notes, or, if no unpaid principal amount of the Notes is outstanding, then lenders having at least fifty-one percent (51%) of the Commitments.

         "Maturity Date":  September 27, 2000.
          -------------

         "Multi-employer Plan":  A "multi employer plan" as defined in Section
          -------------------
4001(a)(3) of ERISA which is maintained for employees of any Borrower or any ERISA Affiliate of any Borrower.

         "Net Proceeds":  With respect to any Equity Issuance, the gross
          ------------
proceeds received by the issuer from the issuance less all legal and accounting expenses, commissions and other fees and expenses incurred or to be incurred and all federal, state, local and foreign taxes assessed in connection therewith.

         "Notice of Borrowing":  A notice substantially in the form of
          -------------------
Exhibit B.

         "Notice of Conversion/Continuation":  A notice substantially in the
          ---------------------------------
form of Exhibit C.

         "Note" and "Notes":  The Revolving Notes.
          ----       -----

         "Obligations":  All obligations of the Borrowers from time to time owed
          -----------
to the Agent, the Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

         "Other Taxes":  As defined in Section 3.9.
          -----------

         "Pension Plan":  Any employee plan which is subject to Section 412 of
          ------------
the Internal Revenue Code and which is maintained for employees of any Borrower or any ERISA Affiliate of any Borrower, other than a Multiemployer Plan.

         "Permitted Liens":  The following types of Liens (other than any such
          ---------------
Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

         (i) Liens for taxes, assessments or governmental charges or claims to the extent not yet delinquent or being contested in good fain and for which appropriate reserves have been made in accordance with GAAP;

         (ii) statutory Liens of landlords and Liens of carriers, warehouse men, mechanics and material men and other Liens imposed by law incurred in the ordinary course of business securing obligations that are not yet delinquent or are being contested in good faith and for which appropriate reserves have been made in accordance with GAAP;

         (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (iv) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the use or value of such property;

         (v) any attachment or judgment lien not constituting an Event of Default under Section 7.1(h);

         (vi) Liens which constitute rights of set-off of a customary nature or bankers' Liens with respect to amounts on deposit, arising by operation of law; and

         (vii) Liens relating to advance or progress payments under government contracts; provided any such Lien encumbers only the inventory purchased with such advance or progress payments.

         "Person":  An individual, partnership, corporation, business trust,
          ------
joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Potential Event of Default":  A condition or event which, after notice
          --------------------------
or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "Pricing Grid:  Schedule 1.1.
          ------------

         "Pricing Period":  (a) The period commencing on the date of this
          --------------
Agreement and ending on December 31, 1997, and (b) each of the following time periods:

                   (i) January 1st through and including February 28th or 29th (as applicable);

                   (ii) March 1st through and including May 31st;

                   (iii) June 1st through and including August 31st; and

                   (iv) September 1st through and including December 31st.

         "Prior Credit Agreement":  Credit Agreement dated as of June 1, 1993,
          ----------------------
(as amended), by and among the BEI Sensors & Systems Company, Inc., the lenders named therein, CIBC Inc., and Canadian Imperial Bank of Commerce.

         "Quick Ratio":  As applied to BEI and its consolidated Subsidiaries at
          -----------
any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

                (a) The sum at such time of all (i) cash of BEI and its consolidated Subsidiaries; (ii) Cash Equivalents of BEI and its consolidated Subsidiaries; and (iii) accounts receivable of BEI and its consolidated Subsidiaries, less all reserves therefor; provided,
                                                                --------
         however, that in computing the foregoing sum, there shall be excluded
         -------
         therefrom any cash, Cash Equivalent or accounts receivable subject to a security interest in favor of any Person other than any Lender;

                                       to
                                       --

                (b) The current liabilities of BEI and its consolidated Subsidiaries as reported in the financial statements of BEI in accordance with GAAP.

         "Regulations G, T, U and X":  Regulations G, T, U and X, respectively,
          -------------------------
promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successors thereto.

         "Requirement":  As defined in Section 3.6.
          -----------

         "Revolving Commitment":  The amount of $25,000,000 as such amount may
          --------------------
be reduced pursuant to Sections 2.1(c). The initial Commitment of each Lender is set forth opposite such Lender's name on the signature page hereof. As of the Maturity Date, the Lenders' obligation to make Revolving Loans after such date shall expire and the amount of the Revolving Commitment shall be reduced to an amount equal to the Letter of Credit Usage as at such date.

         "Revolving Loans":  As defined in Section 2.1(a).
          ---------------

         "Revolving Note":  As defined in Section 2.1(d).
          --------------

         "S.E.C.":  The United States Securities and Exchange Commission and any
          ------
successor institution or body which performs the functions or substantially all of the functions thereof.

         "Subsidiary":  A corporation, partnership, association, joint venture
          ----------
or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof are at the time owned, directly, or indirectly through one or more intermediaries, or both, by any Borrower.

         "Subsidiary Guarantor":  As defined in the introductory paragraph of
          --------------------
this Agreement.

         "Taxes":  As defined in Section 3.9.
          -----

         1.2    Other Definitional Provisions.
                -----------------------------

          (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in
Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this

Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (d) The terms defined in Section 1.1 include the plural as well as the singular. Pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms. The terms "includes" and "including" shall not be construed to imply any limitation.


                                   ARTICLE II

                                   THE LOANS

         2.1    The Revolving Loans.
                -------------------

                (a) The Revolving Commitment. Each Lender agrees, severally and
                    ------------------------
not jointly, on the terms and conditions hereinafter set forth, to make loans ("Revolving Loans") to the Borrowers from time to time during the period from
  ---------------
the date hereof to and including the Maturity Date in an aggregate amount not to exceed the amount set opposite such Lenders name on the signature pages hereof, as such amount may be reduced pursuant to Sections 2.1(c). Each borrowing under this Section 2.1(a) (a "Borrowing") shall be in a minimum amount of $500,000 or
                        ---------
in an integral multiple of $100,000 in excess hereof; provided that a Eurodollar Rate Loan shall be in a minimum amount of $1,000,000 or in an integral multiple of $1,000,000 in excess hereof. Each Borrowing shall be made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of the Revolving Commitment and prior to the Maturity Date, the Borrowers may borrow, repay pursuant to Section 2.2(b) and reborrow under this Section; provided that at no time shall the sum of (i) the aggregate principal amount of outstanding Revolving Loans plus (ii) the Letter of Credit Usage exceed the
                            ----
Available Revolving Commitment at such time.

                (b)  Making the Revolving Loans.
                     --------------------------

                     (i) The Borrowers may borrow under the Revolving Commitment on any Business Day if the Borrowing is to consist of a Base Rate Loan and on any Eurodollar Business Day if the Borrowing is to consist of a Eurodollar Rate Loan. Whenever the Borrowers desire that the Lenders make Revolving Loans hereunder they shall deliver an irrevocable Notice of Borrowing to the Agent no later than 12:30 P.M., New York time, (i) three (3) Eurodollar Business Days prior to the requested Borrowing date in the case of a Eurodollar Rate Loan and
(ii) on or before the requested Borrowing date in the case of a Base Rate Loan, specifying (A) the amount of the proposed Borrowing, (B) the requested date of the Borrowing, (C) whether the Borrowing is to consist of a Eurodollar Rate Loan or a Base Rate Loan, (D) if the

Loan is to be a Eurodollar Rate Loan, the length of the Interest Period therefor, (E) the Borrower or Borrowers that are to receive the proceeds of such Borrowing and (F) the amount of proceeds to be received by each such Borrower. Promptly following receipt of such notice, the Agent shall notify each Lender of the date of the Loan, whether the Loan will be a Base Rate Loan or a Eurodollar Rate Loan, the amount of that Lender's pro rata share of the Loan and, if the Loan is a Eurodollar Rate Loan of the applicable Interest Period. Not later than 2:00 P.M., New York time, on the date specified for any Loan, each Lender shall deposit immediately available funds in the amount of its pro rata share of the Loan to the account of the Agent set forth on the signature pages hereof. Upon satisfaction of the applicable conditions set forth in Article IV, the Agent will make available the proceeds of all such Loans to the applicable Borrower or Borrowers by crediting the account of such Borrower or Borrowers on the books of the Agent, or as otherwise directed by such Borrower or Borrowers.

                     (ii) The Notice of Borrowing may be given by telex or facsimile transmission or telephonically; provided, however, that the Borrowers shall promptly deliver to the Agent an original written Notice of Borrowing initially given telephonically. Any conflict regarding a notice or between an oral notice and a written notice applicable to the same Borrowing shall be conclusively determined by the Agent's books and records. The Agent shall not incur any liability to the Borrowers in acting upon any notice of Borrowing which the Agent believes reasonably and in good faith to have been given by a Person duly authorized to borrow on behalf of any of the Borrowers.

                     (iii) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (1) of this Section 2.1(b) and the Agent may, in reliance upon such assumption, make available to the applicable Borrower or Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the applicable Borrower or Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower or Borrowers until the date such amount is repaid to the Agent, at (i) in the case of a Borrower, the interest rate applicable at the time to such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's pro rata share of such Borrowing for purposes of this Agreement. The failure of any Lender to make available its pro rata share of any

Borrowing shall not relieve any other Lender of its obligation, if any, hereunder, to make available its pro rata share of such Borrowing on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make available its pro rata share of any Borrowing on the date of any Borrowing.


          (c) Voluntary Reduction of the Revolving Commitment.  The Borrowers
              -----------------------------------------------
shall have the right, upon at least two (2) Business Days' written notice to the Agent, to terminate in whole or reduce in part the unused portion of the Revolving Commitment, without premium or penalty, provided that each partial
                                                  --------
reduction shall be in the aggregate amount of $1,000,000 or in an integral multiple of $1,000,000 in excess thereof and that such reduction shall not reduce the Revolving Commitment to an amount less than the amount outstanding hereunder on the effective date of the reduction.

          (d) Revolving Notes.  The Revolving Loans made by the Lenders pursuant
              ---------------
hereto shall be evidenced by promissory notes of the Borrowers, substantially in the form of Exhibit A, with any appropriate insertions (the "Revolving Notes"),
                                                             ---------------
payable to the order of each Lender and representing the obligation of the Borrowers to pay the aggregate unpaid principal amount of all Revolving Loans made by that Lender, with interest thereon as prescribed in Section 2.3. Each Lender is hereby authorized to record in its books and records and on any schedule annexed to its Revolving Note the date and amount of each Revolving Loan made by that Lender, and the date and amount of each payment of principal thereof, and any such recordation shall constitute prima facie evidence of the
                                                   ----- -----
accuracy of the information so recorded; provided that failure by any Lender to
                                         --------
effect such recordation shall not affect the Borrowers' obligations hereunder.

          (e) Commitment Fee.  The Borrowers agree to pay to the Agent for the
              --------------
ratable benefit of the Lenders a commitment fee on the average daily unused portion of the Revolving Commitment from the date hereof until the Maturity Date at a rate equal to the Commitment Fee Percentage. The Commitment Fee Percentage shall be determined as provided in the Pricing Grid and may change for each Pricing Period. Such commitment fees shall be payable on each Interest Payment Date, commencing on the first such date occurring after the date of this Agreement, and on the Maturity Date. For the purposes of calculating a commitment fee, the Letter of Credit Usage shall be deemed a usage of the Revolving Commitment. The commitment fee shall be calculated on the basis of a 365 or 366 day year, as the case may be, for the actual days elapsed.

          (f) Other Fees.  The Borrowers shall pay to the Agent such other fees
              ----------
at such times as have been separately agreed to in writing between the parties.

   2.2    Repayment.
          ---------

          (a) Mandatory Repayments.  The aggregate principal amount of the
              --------------------
Revolving Loans outstanding on the Maturity Date, together with accrued interest thereon, shall be due and payable in full on the Maturity Date.

          (b) Optional Prepayments.  Any Borrower may at its option prepay the
              --------------------
Loans, in whole or in part, at any time and from time to time, provided that,
                                                               --------
with respect to the prepayment of any Eurodollar Rate Loan, the Agent shall have received from such Borrower written notice of any such prepayment at least one
(1) Business Day prior to the date of the proposed prepayment if such date is not the last day of the then current Interest Period for each Loan being prepaid, in each case specifying the date and the amount of prepayment. Partial prepayments hereunder shall be in an aggregate principal amount of the lesser of
(a) $1,000,000 or any integral multiple of $100,000 in excess thereof and (b) the outstanding balance of the Loan being prepaid.

          (c) Mandatory Prepayment.  If, at any time, the sum of the aggregate
              --------------------
principal amount of outstanding Revolving Loans plus the Letter of Credit Usage exceeds the Revolving Commitment then in effect, the Borrowers shall immediately repay Revolving Loans in an amount equal to the excess; provided, however, that
                                                        --------  -------
if after repayment pursuant to this subsection of all Revolving Loans then outstanding, the Letter of Credit Usage shall exceed the Revolving Commitment then in effect, the Borrowers shall immediately deliver to the Agent, to hold as cash collateral as security for the obligations of the Borrowers to reimburse the Issuing Bank for the amount of any drawings honored under any outstanding Letters of Credit, an amount such that the Letter of Credit Usage minus that
                                                                  -----
amount that is less than or equal to the Revolving Commitment then in effect;

provided that in lieu of furnishing such cash collateral as aforesaid, the
--------
Borrowers may deliver outstanding Letters of Credit for cancellation, so that the resulting Letter of Credit Usage is less than or equal to the Revolving Commitment then in effect. If, at any time after such cash collateral is delivered to the Agent, the Revolving Commitment then in effect exceeds (i) the aggregate principal amount of Revolving Loans outstanding (ii) the Letter of Credit Usage minus the cash collateral delivered to the Agent, then a portion of
             -----
the cash collateral held by the Agent for the purposes described above shall be paid to the Borrowers immediately, in the amount by which the Revolving Commitment exceeds the sum of clauses (i) and (ii) specified above. Any amount delivered to the Agent pursuant to this Section shall be held in an interest bearing account established by the Agent and any interest paid on such account shall be paid by the Agent to the Borrowers promptly following receipt thereof by the Agent; provided, however, that noting herein shall require the Agent to
              --------  -------
obtain any particular rate of interest on such account.

     2.3  Interest Rate and Payment Dates.
          -------------------------------

          (a) Payment of Interest.  Interest with respect to each Loan shall be
              -------------------
payable in arrears on each Interest Payment Date for such Loan, on the Maturity Date and on the date of any prepayment of any Eurodollar Rate Loan.

          (b) Interest Rates.  The Borrowers shall pay interest on the unpaid
              --------------
principal amount of each Loan from the date of such Loan until the maturity thereof, at one of the following rates per annum:

              (i) With respect to Base Rate Loans, at a rate per annum equal to the Base Rate; and

              (ii) With respect to Eurodollar Rate Loans, at a rate per annum equal at all times during each Interest Period for such Eurodollar Rate Loan to the Eurodollar Rate for such Interest Period plus the Applicable Margin
                                             ----
therefor, as the Applicable Margin shall change from time to time.

    2.4   Continuation and Conversion Options.  Any Borrower may elect from time
          -----------------------------------
to time to convert its outstanding Loans from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis by giving the Agent (i) irrevocable written notice in the form of a Notice of Conversion/Continuation of an election to convert Eurodollar Rate Loans to Base Rate Loans and (ii) at least three (3) Eurodollar Business Days' prior irrevocable written notice in the form of a Notice of Conversion/Continuation of an election to convert Base Rate Loans to Eurodollar Rate Loans, provided that any conversion of Eurodollar
                                     --------
Rate Loans shall only be made on the last day of an Interest Period with respect thereto, provided, further that no Loan may be converted to a Eurodollar Rate
         --------  -------
Loan so long as an Event of Default or Potential Event of Default has occurred and is continuing. Any Borrower may elect from time to time to continue its outstanding Eurodollar Rate Loans upon the expiration of the Interest Period(s) applicable thereto by giving to the Agent at least three (3) Eurodollar Business Days' prior irrevocable written notice of continuation in the form of a Notice of Conversion/Continuation of a Eurodollar Rate Loan and the succeeding Interest Period(s) of such continued Loan or Loans will commence on the last day of the Interest Period of the Loan to be continued, provided that no Loan may be
                                             --------
continued as a Eurodollar Rate Loan so long as an Event of Default or Potential Event of default has occurred and is continuing. Each notice electing to convert or continue a Loan shall be in the form of a Notice of Conversion/Continuation and shall specify: (i) the proposed conversion/continuation date; (ii) the amount of the Loan to be converted/continued; (iii) the nature of the proposed continuation/conversion;
(iv) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Interest

Period; and (v) the Borrower electing to convert or continue the Loan; and shall certify that no Event of Default or Potential Event of Default has occurred and is continuing. On the date on which such conversion or continuation is being made each Lender shall take such action as is necessary to effect such conversion or continuation. In the event that no notice of continuation or conversion is received by the Agent with respect to outstanding Eurodollar Rate Loans, upon expiration of the Interest Period(s) applicable thereto, such Loans shall convert to Base Rate Loans. Subject to the limitations set forth in this Section and in the definition of Interest Period, all or any part of outstanding Loans may be converted or continued as provided herein, provided that partial
                                                        ---------
conversions or continuations with respect to Eurodollar Rate Loans shall be in an aggregate minimum amount of $1,000,000 and in an integral multiple of $1,000,000 in excess hereof.

    2.5    Letters of Credit.
           -----------------

          (a) Letters of Credit.  The Borrowers may request from time to time
              -----------------
during the period from the date hereof through the Maturity Date that the Issuing Bank issue Letters of Credit for the account of any of the Borrowers,

provided, however, as follows:
--------  -------

              (i) The aggregate amount available for drawing under all Letters of Credit at any time outstanding shall not exceed the lesser of Three Million Dollars ($3,000,000) or the Available Revolving Commitment at such time;

              (ii) Each Letter of Credit issued hereunder shall be in Dollars;

              (iii) Each Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits as most recently published by the International Chamber of Commerce (the "UCP") prior to the date of issuance of
                                        ---
such Letter of Credit and the terms of the UCP are hereby incorporated by reference with respect to each Letter of Credit; and

              (iv) In no event shall the Issuing Bank issue any Letter of Credit having an expiration date beyond the lesser of one (1) year or the Maturity Date.

          (b) Request for Issuance:  Payments Under Letters of Credit.  Whenever
              -------------------------------------------------------
any Borrower requests that the Issuing Bank issue a Letter of Credit, it shall deliver to the Issuing Bank an executed application for such Letter of Credit in the form customarily required by the Issuing Bank and the form of the Letter of Credit requested, together with such other information or materials as the Issuing Bank may request with respect to such Letter of Credit no later than 1:00 P.M., New York time, at least three (3) Business Days in advance of the proposed date of issuance. IN DETERMINING WHETHER TO PAY UNDER

ANY LETTER OF CREDIT, THE ISSUING BANK SHALL BE RESPONSIBLE ONLY TO DETERMINE THAT THE DOCUMENTS AND CERTIFICATES REQUIRED TO BE DELIVERED UNDER THAT LETTER OF CREDIT HAVE BEEN DELIVERED AND THAT THEY COMPLY ON THEIR FACE WITH THE REQUIREMENTS OF THAT LETTER OF CREDIT.

               (c) Issuance of Letters of Credit.  If the Issuing Bank elects to
                   -----------------------------
issue the requested Letter of Credit and upon the satisfaction of all relevant conditions set forth in Sections 4.1 and 4.3, the Issuing Bank shall issue a Letter of Credit by delivering the Letter of Credit to the beneficiary, and shall promptly notify the Agent and the Lenders of the amount and terms thereof. Any Letter of Credit issued hereunder shall be governed by the terms and provisions hereof as well as by the terms and provisions of the application executed in connection therewith pursuant to Section 2.5(b). If the Issuing Bank declines to issue the requested Letter of Credit it shall promptly so notify the Borrower requesting such Letter of Credit and such Borrower shall withdraw its application therefor.

               (d) Participation by Lenders in Letters of Credit.
                   ---------------------------------------------

                   (i) The Issuing Bank irrevocably agrees to grant and hereby grants to each Lender, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each Lender irrevocably severally agrees to accept and purchase and hereby severally accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such Lender's own account and risk an undivided interest equal to Lender's ratable share of the Revolving Commitment in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder by the Issuing Bank and each amount paid by the Issuing Bank thereunder. Each Lender unconditionally and irrevocably severally agree with the Issuing Bank that, if any amount is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such Lender shall pay to the Agent, for the account of the Issuing Bank, upon demand at the Agent's address for notices, an amount equal to such Lender's pro rata share of such payment, or any part thereof, which is not so reimbursed; such amount shall be due on the Business Day upon which such demand shall be given, if such demand is given on or before 2:00 p.m., New York City time, on such day and, if such demand shall be given later than such time, such amount shall be due on the next succeeding Business Day. The Agent shall promptly pay over to the Issuing Bank all amounts so received by it.

                  (ii) If any amount required to be paid by any Lender to the Issuing Bank in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Agent for the account of the Issuing Bank within three Business Days after the date such payment is due, such Lender shall pay to the Issuing Bank on demand an amount equal to the product of (A) such amount, times (B) the Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times
(C) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. If any such amount required to be paid by any Lender is not in fact made available to the Agent for the account of the Issuing Bank after the date such payment is due, the Issuing Bank shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum then applicable to Base Rate Loans hereunder. A certificate of the Issuing Bank submitted to any Lender with respect to any amounts owing under this section shall be conclusive in the absence of manifest error.

                  (iii) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any Lender its pro rata share of such payment in accordance with this section, the Issuing Bank receives any payment relate to the Letter of Credit (whether directly from any Borrower or otherwise), or any payment on interest on account thereof, the Issuing Bank will pay to the Agent for distribution to such Lender its pro rata share thereof; provided, however, that in the event that any such payment received by
         --------  -------
the Issuing Bank shall be required to be returned by the Issuing Bank, such Lender shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

          (e) Reimbursement of Amounts Drawn Under Letter of Credit.  The
              -----------------------------------------------------
Issuing Bank shall notify the Borrowers and the Agent of a request for a drawing under a Letter of Credit promptly after receipt thereof by the Issuing Bank;

provided, however, that the failure to so notify the Borrowers will not relieve
--------  -------
the Borrowers from any obligation to reimburse the Issuing Bank hereunder, and the Borrower for whose account the Letter of Credit was issued shall reimburse the Issuing Bank for sum amount in immediately available funds prior to 3:00 P.M., New York time, on the date of the drawing. In the event that the applicable Borrower shall fail to so reimburse the Issuing Bank, the Issuing Bank shall promptly notify the Agent who shall promptly notify each Lender. The Agent shall pay to the Issuing Bank the amount of the unpaid Letter of Credit and, thereafter, the Borrower for whose account the Letter of Credit was issued and the Lenders shall be obligated to reimburse the Agent in respect of such Letter of Credit prior to 3;00 P.M., New York time, on the date of any such notice, each Lender shall make a payment under its participation in such Letter of Credit (which, except as provided in Section 2.5(f)(iii), shall constitute a Revolving Loan to the Borrower for whose account the Letter of Credit was issued) in an amount equal to that Lender's ratable share of the unreimbursed amount of such drawing, by depositing immediately available funds in such amount in the account of the Agent set forth on the signature pages hereof. The Agent shall promptly pay to the Issuing Bank the proceeds of such Revolving Loans, which shall be used by the Issuing Bank to repay the unreimbursed amount. Such Revolving Loans shall be evidenced by the Revolving Notes and shall initially be Base Rate Loans. The obligation of each Lender to reimburse the Issuing Bank is absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower for whose account the Letter of Credit was issued to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under such Letter of Credit as set forth herein. If any Lender fails to make available to the Agent the amount of such Lender's participation in such Letter of Credit as provided above, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon, for each day from the date of notice to such Lender to the date such amount is paid to the Issuing Bank at a rate which is at all times equal to three percent (3%) per annum in excess of the Base Rate in effect from time to time; provided that if the failure to pay is solely the result of an administrative error (which determination shall be made by the Agent in its sole discretion) or is solely the result of the Lender receiving notice too late in the day to make payment to the Agent on that day, then the interest rate for the first day of such delay shall be the Federal Funds Rate.

          (f) Compensation.  The Borrowers agree to pay the following amount to
              ------------
the Agent for the account of the Issuing Bank with respect to Letters of Credit:

              (i) with respect to each Letter of Credit, payable on the date of issuance of such Letter of Credit and on the date of any extension or amendment to such Letter of Credit, a nonrefundable Letter of Credit fee for the account of the Issuing Bank equal to one-quarter of one percent (1/4 of 1%) per annum of the stated amount of such Letter of Credit;

              (ii) with respect to each Letter of Credit, a Letter of Credit fee for the ratable benefit of the Lenders at the rate of one percent (1%) per annum on the stated amount of the letter of Credit for the period from and including the date of issuance of the Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated, payable quarterly in arrears on the last Business Day of each March, June, September and December;

              (iii) with respect to drawings made under any Letter of Credit, to the extent a Revolving Loan is not made to reimburse the Issuing Bank for each such drawing, interest, payable on demand, on the amount paid by the Issuing Bank in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Borrower for whose account the Letter of Credit was issued at a rate which is at all times equal to three percent (3%) per annum in excess of the Base Rate in effect from time to time; and

              (iv) with respect to the amendment or transfer of each Letter of Credit and each drawing made thereunder documentary and processing charges for the account of the Issuing Bank in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of amendment, transfer or drawing, as the case may be, or other agreed upon rate.

          (g) Obligations Absolute.  The obligation of the Lenders under Section
              --------------------
2.5(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

              (i) any lack of validity or enforceability of any Letter of Credit;

              (ii) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against the beneficiary or any transferee of the Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank, the Agent or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower and the beneficiary for which the Letter of Credit was procured);

               (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

               (iv) payment against any draft, document or other demand for payment that does not comply with the terns of the Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct on the part of the Issuing Bank as determined by a final judgment of a court of competent jurisdiction; or

               (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          (h) Payments Avoided.  If any payment received on account of any
              ----------------
reimbursement obligation in respect of a Letter of Credit and distributed to a Lender as a participant under this Section 2.5 is hereafter set aside, avoided or recovered from the Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding relating to any Borrower, each Lender that received a distribution in respect of such payment shall, upon demand by the Agent, pay to the Issuing Bank the amount of such distribution received by such Lender.

          (i) Issuing Bank. The Designated Issuer, to the extent that it issues
              ------------
Letters of Credit hereunder, shall be fully protected for its actions hereunder and have all of the benefits and immunities provided to a Lender hereunder.


                                  ARTICLE III

                    GENERAL PROVISIONS CONCERNING THE LOANS

         3.1    Use of Proceeds. The proceeds of the Loans hereunder shall be
                ---------------
used by the Borrowers for general corporate purposes

         3.2    Post Maturity Interest. Notwithstanding anything to the contrary
                ----------------------
contained in Section 2.3, if all or a portion of the principal amount of any of the Loans made hereunder or any interest accrued thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue amount shall bear interest at a rate per annum which is equal to the greater of (a) two percent (2%) above the highest rate which would otherwise be applicable pursuant to Section 2.3 and (b) three percent (3%) above the Base Rate, from the date of such nonpayment until paid in full (after as well as before judgment), payable on demand. In addition, such Loan, if a Eurodollar Rate Loan, shall be converted to a Base Rate Loan at the end of the then current Interest Period therefor.

         3.3    Computation of Interest.
                -----------------------

                (a) Calculations. Interest in respect of the Base Rate Loans and
                    ------------
all fees payable by the Borrowers hereunder shall be calculated on the basis of a 365 or 366 day year, as the case may be, for the actual days elapsed. Interest in respect of the Eurodollar Rate Loans shall be calculated on the basis of a 360 day year for the actual days elapsed. Interest payable pursuant to Section
2.5 shall be calculated on the basis of a 365 or 366, as the case may be, day year for the actual days elapsed. Any change in the interest rate on a Base Rate Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall become effective. Any change in the interest rate as a result of a change in the Debt/Consolidated EBITDA Ratio shall be effective for each Loan on the first day of each Pricing Period. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's
--------
interest shall be paid on that Loan.

                (b) Determination by Agent. Each determination of an interest
                    ----------------------
rate or fee by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers in the absence of manifest error.

         3.4  Payments.  The Borrowers shall make each payment of principal,
              --------
interest and fees hereunder and under the Notes, without set-off or counterclaim, not later than 3:00 P.M., New York time, on the day when due in lawful money of the United States of America to the Agent at the office of the Agent designated from time to time in immediately available funds; funds received by the Agent after that time shall be deemed to have been paid by the Borrowers on the next succeeding Business Day. Each Borrower hereby authorizes the Agent to charge its accounts with the Agent in order to cause timely payment to be made to the Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose). The Agent shall notify the Borrowers one (1) Business Day prior to the date of any charge under this Section 3.4; provided, however, that the failure
                                           --------  -------
to so notify the Borrowers will not affect the Agent's right to charge such accounts. The Agent shall promptly pay to each Lender its pro rata share of each payment received by the Agent. All prepayments shall be applied to payment of accrued interest on the principal amount prepaid before application to principal. Any mandatory prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans.

         3.5    Payment on Non-Business Days.  Whenever any payment to be made
                ----------------------------
hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension

         3.6    Reduced Return. If any Lender or the Issuing Bank shall have
                --------------
determined that any law, regulation, rule or regulatory requirement applicable to financial institutions generally regarding capital adequacy ("Requirement"),
                                                                 -----------
or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Issuing Bank with any request or directive regarding capital adequacy (applicable to financial institutions generally whether or not having the force of law) of any such authority, central bank or comparable agent, has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital as a consequence of its Commitment and obligations hereunder, the Letters of Credit issued hereunder or its obligation to purchase a participation in the Letters of Credit to a level below that which would have been achieved but for such Requirement, change or compliance (taking into consideration such Lender's or the Issuance Bank's, as the case may be, polices with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank, as the case may be, to be material (which amount shall be determined by such Lender's or the Issuing Bank's, as the case may be, reasonable allocation of the aggregate of such reductions resulting from such events) then from time to time, within five (5) Business Days after demand by such Lender or the Issuing Bank, as the case may be, the Borrowers shall pay to that Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate that Lender or the Issuing Bank, as the case may be, for such reduction.

         3.7    Indemnities.
                -----------

                (a) General. Whether or not the transactions contemplated hereby
                    -------
shall be consummated, the Borrowers agree to indemnify, pay and hold the Agent, the Issuing Bank and each Lender, and the shareholders, officers, directors, employees and agents of the Agent, the Issuing Bank and each Lender (each, an "Indemnified Person"), harmless from and against any and all claims,
 ------------------
liabilities, losses, damages, costs and expenses (whether or not any of the foregoing Persons is a party to any ligation), including reasonable attorneys' fees and costs (including the reasonable estimate of the allocated cost of in-house legal counsel and staff) and including costs of investigation, document production, attendance at a deposition, or other discovery, with respect to or arising out of any proposed acquisition by BEI or any of its Subsidiaries of any Person or any securities (including a self-tender), this Agreement or any use of proceeds hereunder, the issuance of any Letter of Credit or the failure by the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission of any government or governmental authority, or any claim, demand, action or cause of action being asserted against BEI or any of its Subsidiaries, whether or not any Indemnified Person is a party thereto (collectively, the "Indemnified Liabilities"), except to the extent such Indemnified Liabilities
------------------------
result from the gross negligence or willful misconduct of any such Indemnified Person. If any claim is made, or any action, suit or proceeding is brought, against any Indemnified Person, the Indemnified Person shall notify the Borrowers of such claim or of the commencement of such action, suit or proceeding, and the Borrowers at their option may, or at the request of the Indemnified Person will, control and direct the defense of such action, suit or proceeding, employing counsel selected by the Borrowers and reasonably satisfactory to the Indemnified Person, and pay the fees and expenses of such counsel; provided, however, that any Indemnified Person may at its own expense
         --------  -------
retain separate counsel to participate in such defense. To the extent that the undertaking to indemnify, pay and hold harmless set forth in his Section 3.7 may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by any Indemnified Person.

         (b) Funding Losses.  The Borrowers agree to indemnify each Lender and
             --------------
to hold each Lender harmless from any loss or expense, including any such loss or expense arising from interest or fees payable by such Lender to Lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans hereunder, which such Lender may sustain or incur as a consequence of (i) default by any Borrower in payment of the principal amount of or interest on the Eurodollar Rate Loans of such Lender, (ii) default by any Borrower in making a conversion or continuation after such Borrower has given a notice thereof (other than pursuant to Section 3.13), (iii) default by any Borrower in making any prepayment after such Borrower has given a notice of prepayment, or (iv) any Borrower making any payment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (other than pursuant to Section 3.13). For purposes of this Section 3.7, it shall be assumed that the affected Lender had funded or would have funded 100%, as the case may be, of each Eurodollar Rate Loan in the inter bank Eurodollar market for a corresponding amount and term. In the event any Lender makes a claim for payment under clause (iv) of this Section 3.7(b), the Borrowers shall be credited with a reinvestment rate equal to the Eurodollar Reinvestment Rate. Each Lender making a claim for payment under this Section 3.7(b) shall submit to the Agent, who shall promptly transmit it to the Borrowers, an invoice for the amount claimed to be owed by the Borrowers, showing in reasonable detail the calculations necessary to determine the amount. The determination of such amount by such Lender shall be presumed correct in the absence of manifest error.

         3.8    Funding Sources.  Nothing in this Agreement shall be deemed to
                ---------------
obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         3.9    Taxes.
                -----

                (a) Payments. Any and all payments by the Borrowers hereunder
                    --------
shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, arising under any law, rule or regulation of the United States or any state or political subdivision hereof, excluding, in the case of each
                                              ---------
Lender, the Agent, each assignee, each participant and the Issuing Bank, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender, Agent, assignee, participant or Issuing Bank (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, the Agent, each assignee, each participant or the Issuing Bank, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of the office or branch in which such Lender, Agent, assignee, participant or Issuing Bank books the Loans or the Letters of Credit or in which it is deemed to be doing business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the
                                                               -----
Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the Agent, any assignee, any participant or the Issuing Bank, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.9) such Lender, Agent, assignee, participant or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided that the Borrowers shall not be required pursuant to clause (i) above to increase the sum payable to any Lender, Agent, assignee, participant or Issuing Bank organized under the laws of a jurisdiction outside of the United States if such Lender, Agent, assignee, participant or Issuing Bank, as the case may be, shall have failed to provide the forms referred to in
Section 3.9(e).

          (b) Other Taxes.  In addition, the Borrowers agree to pay any present
              -----------
or future stamp or documentary taxes or any other taxes or property taxes, charges or similar levies arising under any laws, rule or regulation of the United States or any state or political subdivision hereof which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, other than taxes, levies, impose, deductions, charges or withholdings excluded under Section 3.4 (hereinafter referred to as "Other Taxes").
                -----------

          (c) Indemnity.  The Borrowers will indemnify each Lender, the Agent,
              ---------
each assignee, each participant and the Issuing Bank for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes unposed by any jurisdiction on amounts payable under this Section 3.9), paid by such Lender, Agent, assignee, participant or Issuing Bank (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect hereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each Lender, the Agent, each assignee, each participant and the Issuing Bank, as the case may be, shall notify the Agent, who shall promptly notify the Borrowers, of the imposition of any such Taxes or Other Taxes within a reasonable period of time prior to the required payment date of any such Taxes or Other Taxes: provided, however that the failure to so notify the Borrowers
                --------  -------
will not relieve the Borrowers from any liability hereunder. If the Borrowers and the affected Lender, Agent, assignee, participant or Issuing Bank, as the case may be, determining in good faith that the Taxes or Other Taxes are not correctly or legally asserted, upon Borrowers written request such affected party agrees to use reasonable efforts to contest the imposition of such Taxes or Other Taxes, and, in the event of any such contest, the Borrowers shall indemnify, pay and hold the affected party harmless from and against any and all claims, liabilities, losses, damages, costs and expenses, including attorneys' fees and costs, incurred by the affected party in connection with or arising out of such contest within five (5) Business Days of receipt by any Borrower of a statement from the affected party setting forth a calculation of the unpaid losses, damages, costs or expenses incurred to the date of such statement; provided, however, that no affected
                                        --------  -------
party shall be required under this Section 3.9(c) to initiate any action or proceeding before any court or administrative agency. If any Lender, the Agent, any assignee, any participant or the Issuing Bank makes a claim for payment under this Section 3.9(c), it shall submit to the Agent, who shall promptly transmit it to the Borrowers, an invoice for the amount claimed to be owed by the Borrowers, showing in reasonable detail the calculations necessary to determine the amount. The determination of such amount by such Lender, Agent, assignee, participant or Issuing Bank (as the case may be) shall be presumed correct in the absence of manifest error. This indemnification shall be made within thirty (30) days from the date such Lender, Agent, assignee, participant or Issuing Bank (as the case may be) makes written demand therefor. Each Lender, the Agent, each assignee, each participant and the Issuing Bank agrees to reimburse the Borrowers for amounts paid by the Borrowers pursuant to this
Section 3.9 to the extent that such Lender, Agent, assignee, participant or Issuing Bank actually recovers all or any portion of such amounts from the applicable taxing authority which recovery is specifically designated by such taxing authority as being applicable to such amounts.

         (d) Evidence of Payment.  Within sixty (60) days after the date of any
             -------------------
payment of Taxes, the Borrowers will furnish to the Agent, at its address referred to in Section 10.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of the payment hereof satisfactory to the Agent.

         (e) IRS Forms.  Prior to the date of the initial Borrowing (and from
             ---------
time to time hereafter if requested by the Borrowers or the Agent) each Lender, Agent, assignee, participant and Issuing Bank organized under the laws of a jurisdiction outside the United States shall provide the Agent and the Borrowers with the forms prescribed by the Internal Revenue Service of the United States certifying as to the status of such Lender, Agent, assignee, participant or Issuing Bank for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender, Agent, assignee, participant or Issuing Bank hereunder or other documents satisfactory to the Borrowers and the Agent indicating that all payments to be made to such Lender, Agent, assignee, participant or Issuing Bank hereunder are subject to such taxes at a rate reduced by an applicable tax treaty. Unless the Borrowers and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, the Borrowers or the Agent shall withhold taxes from such payments at the applicable statutory rate or such lower rate as provided in an applicable tax treaty in the case of payments to or for any Lender, assignee, participant or Issuing Bank organized under the laws of a jurisdiction outside the United States.

         3.10   Sharing of Payments Etc.  If any Lender shall obtain any payment
                -----------------------
(whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it in excess of its ratable share of payments on account of the Loans obtained by all the Lenders, then such Lender shall forthwith purchase from the other Lenders such participations in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if
                                                    --------  -------
all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree at any Lender so purchasing a participation from another Lender pursuant to this Section 3.10 or any other provision of this Agreement may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right to set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

         3.11   Inability to Determine Interest Rate.  In the event that the
                ------------------------------------
Agent or any Lender shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the inter bank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.3 for any Interest Period with respect to a Eurodollar Rate Loan that will result from a requested Eurodollar Rate Loan or that such rate of interest does not adequately cover the cost of funding such Loan, and the result of any of the foregoing is to increase the cost to any Lender or the Issuing Bank of making, receiving or maintaining its Revolving Commitment or Eurodollar Rate Loans or of issuing, renewing or maintaining the Letters of Credit or purchasing a participation therein, or to reduce any amount receivable thereunder (which increase or reduction shall be determined by such Lender's or the Issuing Bank's, as the case may be, reasonable allocation of the aggregate of such cost increases or reduced amounts receivable resulting from such events), then, in any such case, the Borrowers shall pay to such Lender or the Issuing Bank, as the case may be, within three (3)

Business Days of its demand, any additional amounts necessary to compensate such Lender or the Issuing Bank, as the case may be, for such additional cost or reduced amount receivable as determined by such Lender or the Issuing Bank, as the case may be, with respect to this Agreement if any Lender or the Issuing Bank becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall notify the Borrowers of the event by reason of which it has become so entitled. A statement incorporating the calculation as to any additional amounts payable pursuant to the foregoing sentence submitted by the affected Lender or the Issuing Bank, as the case may be, to the Borrowers shall be conclusive in the absence of manifest error.

         3.12   Illegality.  Notwithstanding any other provisions herein, if any
                ----------
law, regulation, treaty or directive or any change rein or in the interpretation or application thereof shall make it unlawful, impossible or impracticable for any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the next succeeding Interest Payment Date or within such earlier period as allowed by law. The Borrowers hereby agree to pay any Lender, within three (3) Business Days of its demand, any additional amounts necessary to compensate such Lender for any costs (excluding loss of anticipated profits) incurred by such Lender in making any conversion in accordance with this Section 3.13, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. Each Lender making a claim for payment under this Section 3.13 shall submit to the Agent, who shall promptly transmit it to the Borrowers, an invoice for the amount claimed to be owed by the Borrowers, showing in reasonable detail the calculations necessary to determine the amount. The determination of such amount by such Lender shall be presumed correct in the absence of manifest error.

         3.13   Change of Booking Office.  Any Lender claiming any additional
                ------------------------
amounts payable pursuant to Section 3.9 or 3.12 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of the office or branch in which it books the Loans if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender;

provided, however, that such Lender shall not be obligated to use such other
--------  -------
office or branch pursuant to this Section 3.14 unless the Borrowers agree to pay all reasonable expenses incurred by such Lender in using such other office or branch.

         3.14   Right to Replace Lender. If the Borrowers shall, as a result of
                -----------------------
the requirements of Section 3.6 or 3.12, be required to pay any Lender the additional costs referred to in such Section, the Borrowers shall have the right to substitute another financial institution satisfactory to the Agent (whose approval will not be unreasonably withheld) for such Lender which has submitted an invoice for such additional costs. Any such substitution shall be on terms and conditions satisfactory to the Agent. Until such time as such substitution shall be consummated, the Borrowers shall continue to pay any additional costs invoiced by such Lender and shall continue to pay all other amounts payable to such Lender hereunder. Upon any such substitution, the Borrowers shall pay or cause to be paid to the Lender that is being replaced all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Lender.


                                  ARTICLE IV

                             CONDITIONS OF LENDING

         4.1    Conditions Precedent to Initial Loans.  The obligation of each
                -------------------------------------
Lender to make its initial Loan is subject to the conditions precedent that:

                (a) The Agent shall have received on or before the day of the initial Borrowing the following, each dated such day (except for the document referred to in clause (ii)), in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender;

                    (i) The Notes issued by the Borrowers to the order of each Lender;

                    (ii) Copies of the Articles, Certificate of Incorporation, partnership agreement or other organizational document of each Borrower and the Subsidiary Guarantor, certified as of a recent date by the Secretary of State of its state of formation or incorporation;

                    (iii) Copies of the Bylaws, if any, of each Borrower and the Subsidiary Guarantor, certified by the Secretary or an Assistant Secretary of such Borrower or the Subsidiary Guarantor;

                    (iv) Copies of resolutions of the Board of Directors or other authorizing documents of each Borrower and the Subsidiary Guarantor, approving the Loan Documents and the Borrowings hereunder, certified by the Secretary or an Assistant Secretary of each Borrower or the Subsidiary Guarantor;

                    (v) An incumbency certificate executed by the Secretary or an Assistant Secretary of each Borrower and the Subsidiary Guarantor or equivalent document, certifying the names and signatures of the officers of such Borrower, the Subsidiary Guarantor or other Persons authorized to sign the Loan Documents and the other documents to be delivered hereunder;

                     (vi) Executed copies of all Loan Documents;

                     (vii) A pro forma Compliance Certificate as of the end of June, 1997; and

                     (viii) A favorable opinion of counsel to the Borrowers and the Subsidiary Guarantor, in such form and substance, and with respect to such matters, as any Lender may reasonably request.

          (b) The Borrowers shall have paid to the Agent, for distribution (as appropriate) to the Agent and the Lenders, all fees payable on or prior to the Closing Date.

          (c) All corporate and legal proceedings and all instruments and documents in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in content, form and substance to the Agent and its counsel, and each Lender, and the Agent and the Agent's counsel shall have received any and all further information and documents which the Agent or such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

    4.2    Conditions Precedent to Each Borrowing.  The obligation of each
           --------------------------------------
Lender to make a Loan on the occasion of each Borrowing (including the Initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true and the Agent shall have received the Notice of Borrowing required by Section 2.1(b), which notice shall include a certification by the Borrowers that:

          (a) the representations and warranties contained in Section 5.1 are true and correct in all material respects on and as of the date of such Borrowing as though made on and as of such date except to the extent such representations or warranties specifically relate to an earlier date in which case they were true and correct in all material respects as of such earlier date,

          (b) no event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default or Potential Event of Default, and

          (c) all Loan Documents are in full force and effect.

   4.3    Conditions Precedent to Each Letter of Credit.  The issuance of any
          ---------------------------------------------
Letter of Credit hereunder is subject to the prior or concurrent satisfaction of all of the following conditions:

          (a) On or before the date of issuance of the initial Letter of Credit, each of the conditions set forth in Section 4.1 shall have been satisfied or waived and the initial loans shall have been made hereunder.

          (b) On or before the date of issuance, the Issuing Bank shall have received the executed application for such Letter of Credit in the form customarily required by the Issuing Bank and all other information specified in
Section 2.5(b) and such other documents as the Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

          (c) On the date of issuance, all conditions precedent described in
Section 4.2 shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were the date of a Borrowing.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

   5.1    Representations and Warranties.  The Borrowers represent and
          ------------------------------
warrant as follows:

          (a) Organization.  Each Borrower and each of its Subsidiaries are duly
              ------------
organized, validly existing and in good standing under the laws of their respective states of formation. The Borrowers and their respective Subsidiaries are also duly authorized, qualified and licensed in all applicable jurisdictions, and under all applicable laws, regulations, ordinances or orders of public authorities, to carry on their respective businesses in the locations and in the manner presently conducted.

          (b) Authorizations.  The execution, delivery and performance by the
              --------------
Borrowers and the Subsidiary Guarantor of the Loan Documents, and the making of Borrowings hereunder, are within each such Person's corporate or partnership powers, as the case may be, have been duly authorized by all necessary corporate or partnership action, as the case may be, and do not contravene (i) such Person's charter, by-laws or other organizational documents or (ii) any law or regulation (including Regulations G, T, U and X) or any contractual restriction binding on or affecting any such Person.

          (c) Governmental Consents.  No authorization or approval or other
              ---------------------
action by, and no notice to or filing with, any governmental authority or regulatory body (except routine reports required pursuant to the Securities Exchange Act of 1934, as amended (if such act is applicable to any of the Borrowers or the Subsidiary Guarantor), which reports will be made in the ordinary course of business) is required for the due execution, delivery and performance by the Borrowers and the Subsidiary Guarantor of the Loan Documents.

          (d) Validity.  The Loan Documents are the binding obligations of the
              --------
Borrowers and the Subsidiary Guarantor, enforceable in accordance with their respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

          (e) Financial Condition.  The 1997 balance sheets of BEI Electronics,
              -------------------
Inc. and its consolidated Subsidiaries as at fiscal June 1997 and fiscal September 1996, and the related statements of income and retained earnings of BEI Electronics, Inc. and its consolidated Subsidiaries for the fiscal year and fiscal quarter then ended, and the information set forth in each of the Form 10-Q filed on August 12, 1997 with the Securities and Exchange Commission under the heading "Discontinued Operations -Technologies" and the Form 10 filed on July 3, 1997 (as amended) with the Securities and Exchange Commission with respect to BEI, copies of which have been furnished to each Lender, fairly present the financial condition of BEI and its consolidated Subsidiaries as at such dates and the results of the operations of BEI and its consolidated Subsidiaries for the respective periods ended on such dates, all in accordance with GAAP, consistency applied, and since fiscal June 1997 there has been no material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of BEI and its Subsidiaries, taken as a whole.

          (f) Litigation.  Except as set forth in the Disclosure Letter, as of
              ----------
the date hereof and as of the Closing Date, there is no pending or threatened action or proceeding affecting BEI or any of its Subsidiaries before any court, governmental agency or arbitrator, which may have a material adverse effect on any Borrower's or the Subsidiary Guarantor's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations.

          (g) Employee Benefit Plans. The Borrowers and each of their respective
              ----------------------
ERISA Affiliates (including the Subsidiary Guarantor) is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans. None of the Borrowers nor any of their respective ERISA Affiliates (including the Subsidiary Guarantor) maintains, or has at any time maintained or contributed to, a Pension Plan and no employee of any of the Borrowers or of any of their respective ERISA Affiliates (including the Subsidiary Guarantor) participates in a Multiemployer Plan.

          (h) Disclosure.  No representation or warranty of the Borrowers or the
              ----------
Subsidiary Guarantor contained in this Agreement or any other document, certificate or written statement furnished to the Agent or any Lender by or on behalf of such Person for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrowers or the Subsidiary Guarantor in the case of any document not furnished by them) necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Borrowers or the Subsidiary Guarantor (other than matters of a general economic nature) which materially adversely affect the business, operations, properties, assets, prospects or condition (financial or otherwise) of any Borrower and its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Agent or any Lender for use in connection with the transactions contemplated hereby.

          (i) Margin Stock.  The aggregate value of all margin stock (as defined
              ------------
in Regulation U) directly or indirectly owned by each Borrower is less than 25% of the aggregate value of such Borrower's assets. No proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (j) Environmental Matters.  Except as set forth in the Disclosure
              ---------------------
Letter, as of the date hereof and as of the Closing Date to the best of their knowledge, neither BEI nor any of its Subsidiaries, nor any of their respective officers, employees, representatives or agents, nor any other Person, has treated, stored, processed, discharged, spilled, or otherwise disposed of any substance defined as hazardous or toxic by any applicable federal, state or local law, rule, regulation, order or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased or used by BEI or any of its Subsidiaries, in violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court, which violations may result in liability to BEI or any of its Subsidiaries or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $500,000 for all such violations; and the unresolved violations set forth in said Disclosure Letter will not result in uninsured liability to BEI or any of its Subsidiaries or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $500,000 for all such unsatisfied claims or demand. Except as set forth in said Disclosure Letter, no employee or other Person has ever made a claim or demand against BEI or any of its Subsidiaries based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or byproduct thereof; and the unsatisfied claims or demands against BEI or any of its Subsidiaries set forth in said Disclosure Letter will not result in uninsured liability to BEI or any of its Subsidiaries or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $500,000 for all such unsatisfied claims or demands. Except as set forth in said Disclosure Letter, neither BEI nor any of its Subsidiaries has been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water; and the outstanding charges set forth in said Disclosure Letter will not result in liability to BEI or any of its Subsidiaries or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $500,000 for all such outstanding charges.

          (k) Employee Matters.  As of the date hereof and as of Closing Date,
              ----------------
there is no strike or work stoppage in existence or threatened involving any of the Borrowers or the Subsidiary Guarantor that may materially adversely affect the financial condition or operations of such Borrower or the Subsidiary Guarantor or that may have a material adverse effect on such Borrower's or the Subsidiary Guarantor's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations.

          (l) Deposit Accounts. Set forth in the Disclosure Letter is a true and
              ----------------
complete list of all deposit accounts maintained by BEI or any of its Subsidiaries as of the date hereof.


                                   ARTICLE VI

                                   COVENANTS

   6.1    Affirmative Covenants. So long as any Note shall remain unpaid,
          ---------------------
any Letter of Credit shall remain outstanding or unreimbursed or any Lender shall have any Commitment hereunder, the Borrowers will, unless the Majority Lenders shall otherwise consent in writing:

          (a) Financial Information.  Furnish to each Lender and the
              ---------------------
Agent;

                (i) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of BEI, a copy of the Annual Report on Form 10-K for such fiscal year filed by BEI and its consolidated Subsidiaries with the S.E.C., accompanied by an unqualified report and opinion thereon of independent certified public accountant acceptable to the Agent, all financial statements contained therein to be complete and correct in all material respects and in accordance with GAAP applied consistently throughout the fiscal year (except as approved by such accountants and disclosed therein);

                (ii) as soon as available, but in any event within forty-five
(45) days after the end of each of the first three fiscal quarters of BEI, a copy of the Quarterly Report on Form 10-Q for such fiscal quarter filed by BEI and its consolidated Subsidiaries with the S.E C., certified by a duly authorized officer of BEI as being fairly stated in all material respects subject to year end and audit adjustments, all financial statements contained therein to be complete and correct in all material respects and in accordance win GAAP, subject to normal year end and audit adjustments and the absence of footnotes, applied consistency throughout the period reflected therein (except as approved by such accountants and disclosed therein);

                (iii) together with each delivery of financial statements of BEI and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (A) an officers' certificate stating that the signers have reviewed the terms of the Loan Documents and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of BEI and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the officers' certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers have taken, are taking and propose to take with respect thereto; and (B) a Compliance Certificate in the form of Exhibit C demonstrating in reasonable detail compliance during and at the end of such accounting periods with the restrictions contained in Sections 6.2(a), 6.2(b), 6.2(c), 6.2(d), and 6.2(e) as of the end of the fiscal period covered thereby;

                (iv) promptly upon receipt hereof, a copy of the management letter submitted to the audit committee of the board of directors of BEI by independent certified public accountant in connection with each annual audit of the financial statements of BEI and its consolidated Subsidiaries made by such accountants; and

                (v) substantially concurrent with the sending or filing hereof, copies of all reports which any Borrower sends to a majority of its security holders, and copies of all reports and registration statements which BEI or any of its Subsidiaries files with the S.E.C. or any national securities exchange.

             (b) Notices and Information.  Deliver to the Agent and each Lender:
                 -----------------------

                 (i) promptly upon any officer of any Borrower obtaining knowledge (A) of any condition or event which constitutes an Event of Default or Potential Event of Default, (B) that any Person has given any notice to BEI or any Subsidiary of BEI or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.1(f), (C) of the institution of any litigation involving an alleged liability (including possible forfeiture of property) of BEI or any of its Subsidiaries equal to or greater than $1,000,000 or any adverse determination in any litigation involving a potential liability of BEI or any of in Subsidiaries equal to or greater than $1,000,000, or (D) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of BEI and its Subsidiaries, taken as a whole, an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action such Borrower has taken, is taking and proposes to take with respect hereto:

                (ii) promptly upon any Borrower becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action such Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

                (iii) promptly, but in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any action or omission on the part of BEI or any of its Subsidiaries in connection with any substance defined as toxic or hazardous by any applicable federal, state or local law, rule, regulation, order or directive or any waste or by product thereof, or conceding the filing of a lien upon, against or in connection with BEI, its Subsidiaries, or any of their leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to 9507 of the Internal Revenue Code if such act or omission may result in liability in an amount exceeding $500,000 for all such acts or omissions or if any such Lien, together with all other such Liens, is based upon or against property the fair market value of which exceeds $500,000 in the aggregate;

                (iv) promptly following the establishment of any deposit account by BEI or any of its Subsidiaries, which BEI or such Subsidiary anticipates will have a cash balance from time to time in excess of $100,000, a notice setting forth the name of the financial institution with which such account has been established, the applicable account number and the Borrower or Subsidiary establishing such account; and

                (v) promptly, but in any event within ten (10) days after request, such other information and data with respect to BEI or any of its Subsidiaries as from time to time may be reasonably requested by the Agent or any Lender.

          (c)   Corporate Existence. Etc.  At all times presence and keep in
                ------------------------
full force and effect their and their respective Subsidiaries' respective corporate existences and rights and franchises material to their respective businesses and those of each of their respective Subsidiaries; provided, however
                                                               --------  -------
that the corporate existence of any Subsidiary of any Borrower may be terminated if such termination is in the best interest of the Borrowers and is not materially disadvantageous to the holder of any Note.

          (d)   Payment of Tax and Claims.  Pay, and cause each of their
                -------------------------
respective Subsidiaries to pay, all taxes, assessments and other governmental charges imposed upon any of them or any of their respective properties or assets or in respect of any of their respective franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of their respective properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or
                                             --------
claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in accordance win GAAP shall have been made therefor.

          (e) Maintenance of Properties; Insurance.  Maintain or cause to be
              ------------------------------------
maintained in good repair, working order and condition all material properties used or useful in the business of the Borrowers and their respective Subsidiaries and from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof. The Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their properties and business and the properties and business of their respective Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

          (f) Inspection.  Permit any authorized representatives designated by
              ----------
the Agent or any Lender to visit and inspect any of the properties of BEI or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times during normal business hours and as open as may be reasonably requested.

          (g) Compliance with Laws Etc.  Exercise, and cause each of their
              ------------------------
respective Subsidiaries to exercise, all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including all environmental laws, rules, regulations and orders, noncompliance with which would materially adversely affect the business, properties, assets, operations, prospects or condition (financial or otherwise) of any Borrower and its Subsidiaries, taken as a whole.

    6.2   Negative Covenants. So long as any Note shall remain unpaid, any
          ------------------
Letter of Credit shall remain outstanding or unreimbursed or any Lender shall have any Commitment hereunder, the Borrowers will not, without the written consent of the Majority Lenders:

          (a) Debt/Consolidated EBITDA Ratio.  Permit the Debt/Consolidated
              ------------------------------
EBITDA Ratio at any time to be greater than 3.00 to 1.00.

          (b) Consolidated Tangible Net Worth.  Permit Consolidated Tangible Net
              -------------------------------
Worth as at the end of any fiscal quarter of BEI to be less than the sum of (i) $28,149,000, plus (ii) 75% of positive Consolidated Net Income for each fiscal quarter of BEI commencing with the fiscal quarter ending December 27, 1997 plus
(iii) 100% of the Net Proceeds of any Equity Issuance by BEI after September 30, 1997 excluding Equity Issuances arising from the exercise of stock options.

          (c) Quick Ratio. Permit the Quick Ratio at any time to be less than
              -----------
 .80 to 1.00.

          (d) Interest Coverage Ratio.  As of the end of any fiscal quarter of
              -----------------------
BEI, permit the ratio of (i) Consolidated EBITDA for the four fiscal quarters then ended minus all Consolidated Capital Expenditures to (ii) Consolidated Interest Expense for such four fiscal quarters to be less 2.00 to 1.00.

          (e)  Consolidated Net Income.
               -----------------------

               (i) Permit Adjusted Consolidated Net Losses for any fiscal quarter to be greater than the greater of (A) $3,000,000 or (B) five percent (5%) of Tangible Net Worth (as measured on the Closing Date).

               (ii) Permit Adjusted Consolidated Net Losses for any two consecutive fiscal quarters.

               (iii) Permit the cumulative Consolidated Net Income for any consecutive four fiscal quarters to be less than $1.00.

          (f)  Liens, Etc.  Create or suffer to exist, or permit any of their
               ----------
respective Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, other than:

               (i) Liens existing on the date hereof and set forth in the Disclosure Letter,

               (ii) Permitted Liens;

               (iii) Liens (including chattel mortgages) upon or in any real property or fixed assets acquired or leased by any Borrower or any of its Subsidiaries in the ordinary course of business to secure (A) Debt incurred solely for the purpose of financing the acquisition of such property or assets or (B) Capital Leases, in each case permitted under Section 6.2(g)(vi); provided any such Lien encumbers only the property or assets so acquired or leased; and

                (iv) all renewals, refundings, refinancings and extensions of any such Liens described in clause (i) above; provided that the principal amount
                                              --------
secured is not increased and that such Lien is not extended to other property.

          (g)   Debt.  Create or suffer to exist, or permit any of their
                ----
respective Subsidiaries to create or suffer to exist, any Debt, other than:

                (i) Debt existing on the Closing Date and set forth in the Disclosure Letter (as supplemented on the Closing Date);

                (ii) Debt owed to the Lenders hereunder;

                (iii) Debt of a wholly-owned Subsidiary of any Borrower to another wholly-owned Subsidiary of such Borrower or to such Borrower, Debt of any Borrower to a wholly-owned Subsidiary of such Borrower, Debt of SiTek, Inc., a Delaware corporation ("SiTek") to BEI and Debt of BEI to SiTek;
                         -----

                (iv) Contingent Obligations permitted under Section 6.2(k);

                (v) reimbursement obligations with respect to Letters of Credit issued hereunder in accordance with Section 2.5 and letters of credit permitted under Section 6.2(k)(v);

                (vi) Capital Leases and Debt incurred to finance the acquisition of specific real property or fixed assets not in excess of $3,000,000 in the aggregate at any one time outstanding; and

                (vii) all renewals or extensions of any such Debt described in clause (i) above, provided that the terms thereof are substantially the same as those set forth in the documents evidencing such Debt as in effect on the date hereof in the case of Debt described in clause (i).

          (h)   Dividends, Etc.  Declare or pay any dividends, purchase or
                --------------
otherwise acquire for value any of their respective capital stock now or hereafter outstanding, or make any distribution of assets to their respective stockholders as such, or permit any of their respective Subsidiaries to declare or pay any dividends, purchase or otherwise acquire for value any stock of any Borrower or any of their respective capital stock now or hereafter outstanding, or make any distribution of assets to their respective stockholders as such, except that (i) Borrower or any Subsidiary of any Borrower may declare and deliver dividends and distributions payable in shares of its capital stock; (ii) any wholly-owned Subsidiary of any Borrower may declare and pay cash dividends to such Borrower, may purchase or acquire for value any stock of such Borrower or any of such wholly-owned Subsidiary's capital stock now or hereafter outstanding and may make distributions of assets to its stockholders as such; and (iii) Borrower may declare and deliver dividends and distributions through the Maturity Date in an aggregate amount not to exceed $2,000,000.

          (i)   Consolidation, Merger.  Consolidate or merge with any other
                ---------------------
Person, liquidate, wind-up or dissolve themselves or acquire by purchase or otherwise all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, or permit any of their respective Subsidiaries to do any of the foregoing, except that:

                (i) any Subsidiary of any Borrower may be merged or consolidated with or into such Borrower or any wholly-owned Subsidiary of such Borrower, or be liquidated, wound up or dissolved, or all or any substantial part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to such Borrower or any wholly-owned Subsidiary of such Borrower; provided that, in the case of such a merger or consolidation, such Borrower or such wholly-owned Subsidiary shall be the continuing or surviving corporation:

                (ii) any Borrower or any wholly-owned Subsidiary of a Borrower may acquire the business, property, fixed assets or stock of Persons in a related business (each, an "Acquisition"), provided that (i) immediately
                            -----------    --------
following the consummation of any such Acquisition there shall exist no condition or event that constitutes an Event of Default or a Potential Event of Default, (ii) the fair market value of the consideration (whether in the form of cash, assumed liabilities, or debt or equity securities of any Borrower or any Subsidiary of a Borrower) paid in any such Acquisition does not exceed $2,500,000 and (iii) the aggregate fair market value of the consideration (whether in the form of cash, assumed liabilities, or debt or equity securities of any Borrower or any Subsidiary of a Borrower) paid in all such Acquisitions during any fiscal year of BEI does not exceed $12,000,000 in the aggregate; and

                (iii) any Borrower or any wholly-owned Subsidiary of a Borrower may make any Acquisition approved by Majority Lenders, which approval shall not be unreasonably withheld.

          (j)   Investments. Make or permit to remain outstanding, or permit any
                -----------
of their respective Subsidiaries to make or permit to remain outstanding, any Investment, except that the Borrower and their Subsidiaries may:

                (i) continue to own Investments existing on the date hereof and set forth in the Disclosure Letter;

                (ii) own, purchase or acquire certificates of deposit by any Lender, commercial paper ranked Moody's P-I, municipal bonds rated Moody's AA or better, direct obligations of the United States of America or its agencies, and obligations guaranteed by the United States of America;

                (iii) acquire and own stock, obligations or securities received from customers in connection with debts created in the ordinary course of business owing to a Borrower or a Subsidiary of a Borrower;

                (iv) continue to own the existing capital stock of their respective Subsidiaries;

                (v) make or permit to remain outstanding intercompany loans to the extent permitted under Section 6.2(g)(iii);

                (vi) make any Acquisition permitted by Section 6.20(i);

                (vii) make additional Investments in any Borrower or any of their respective wholly-owned Subsidiaries;

                (viii) purchase or otherwise acquire capital stock to the extent permitted under Sections 6.2(h);

                (ix) make deposits with vendors representing advance payments made in the ordinary course of business; and

                (x) make Investment not otherwise permitted by clauses (i) through (ix) above, not in excess of $1,000,000 in the aggregate at any one time.

          (k)   Contingent Obligations.  Create or become or remain liable, or
                ----------------------
permit any of their respective Subsidiaries to create or become or remain liable, with respect to any Contingent Obligation, except that the Borrowers and their Subsidiaries may:

                (i) remain liable with respect to Contingent Obligations existing on the date hereof and set forth in the Disclosure Letter;

                (ii) enter into Interest Rate Agreements and Currency Agreements in an aggregate notional principal amount not to exceed at any time the aggregate principal amount of all then outstanding Debt of BEI ant its Subsidiaries, provided that all such arrangements are entered into in connection with bona fide hedging operations and not for speculation;

                (iii) endorse negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                (iv) become or remain liable with respect to Letters of Credit issued pursuant to Section 2.5;

                (v) become and remain liable with respect to documentary letters of credit issued for the account of Borrower or any Subsidiary of any Borrower not to exceed $1,000,000 at any time;

                (vi) become and remain liable with respect to any guarantee of any Debt of any Borrower or any Subsidiary of a Borrower; and

                (vii) become and remain liable with respect to Contingent Obligations not otherwise permitted by clauses (i) through (vi) above, not in excess of $1,500,000 in the aggregate at any one time.

          (l)   Asset Sales.  Convey, sell, lease, transfer or otherwise dispose
                -----------
of, or permit any of their respective Subsidiaries to convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, (i) all or any part of their or their respective Subsidiaries' business, property or fixed assets outside of the ordinary course of business, whether now owned or hereafter acquired, or (ii) any capital stock or debt of any of their respective Subsidiaries, except:

                (i) The Borrowers and their respective Subsidiaries may convey, sell, lease, transfer or otherwise dispose of business, property or fixed assets the fair market value of which does not exceed $2,500,000 in the aggregate in any fiscal year;

                (ii) The Borrowers and their respective Subsidiaries may convey, sell, lease, transfer or otherwise dispose of fixed assets in the ordinary course of business; and

                (iii) Any Subsidiary of any Borrower may sell, lease or transfer assets to such Borrower or to any wholly-owned Subsidiary of such Borrower.

          (m)   Transactions with Shareholders and Affiliates.  Enter into, or
                ---------------------------------------------
permit any of their respective Subsidiaries to enter into, any transaction including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of any Borrower, or with any Affiliate of any Borrower or any such holder (other than another Borrower or a wholly-owned Subsidiary of a Borrower), on terms that (when taken in the light of any related or series of transactions of which such transaction is a part (if any)) are less favorable to any Borrower or any such Subsidiary than those which might be obtained at the time from Persons who are not such a holder or Affiliate.

          (n)   Agreements Restricting Payment of Dividends. Permit any of their
                -------------------------------------------
respective Subsidiaries to enter into any agreement restricting the ability of such Subsidiary to declare, order, pay or make or set apart any sum for any dividends or other distributions on account of any shares of any class of its stock.

          (o)   Restrictive Agreements.  Agree with any Person, or permit any of
                ----------------------
their respective Subsidiaries to agree with any Person, that any Borrower or such Subsidiary will not create, incur or suffer to exist any Liens on its properties.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

    7.1    Events of Default.  If any of the following events ("Event of
           -----------------                                    --------
Default") shall occur and be continuing:
-------

          (a) Any Borrower shall fail to pay any installment of the principal of any Note when due, to pay when due any amount payable in reimbursement of the Issuing Bank in respect of a drawing under a Letter of Credit, or to pay any installment of interest on any Note or other amount payable hereunder within three (3) Business Days of the date when due; or

          (b) Any representation or warranty made by the Borrowers herein or by the Borrowers (or any of their officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          (c) The Borrowers shall fail to perform or observe any term, covenant or agreement contained Section 3.1, 6.1(b)(i), 6.1(c) or 6.2 on their part to be performed or observed; or

          (d) The Borrowers or the Subsidiary Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document other than those referred to in Sections 7.1(a), 7.1(b), and 7.1(c) above on their part to be performed or observed and any such failure shall remain unremedied or uncured for thirty (30) days after any Borrower knows of such failure, or, with respect to Section 6.1(a)(iii)(B) only, such failure shall remain unremedied or uncured at the beginning of the next succeeding Pricing Period; or

          (e) The Borrowers or the Subsidiary Guarantor shall default in the performance of or compliance with any term contained in any Loan Document other than this Agreement and such default shall not have been remedied or waived within any applicable grace period; or

          (f) (i) BEI or any of its Subsidiaries shall (A) fail to pay any principal of, or premium or interest on, any Debt, the aggregate outstanding principal amount of which is at least $500,000 (excluding Debt evidenced by the Notes), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (B) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument; or

          (g) (i) BEI or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or BEI or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against BEI or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against BEI or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) BEI or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii) and (iii) above; or (v) BEI or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) One or more judgments or decrees shall be entered against BEI or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) equal to or greater than $1,000,000 and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry hereof; or

          (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of BEI or any of its ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or

          (j) There shall be instituted against BEI or any of its Subsidiaries any proceeding for which forfeiture of any property of material value is a potential penalty;

THEN (i) upon the occurrence of any Event of Default described in cause (g) above, the Commitment and any obligation of the Issuing Bank to issue any Letter of Credit shall immediately terminate and all Loans hereunder together with accrued interest thereon, an amount equal to the Letter of Credit Usage and all other amounts owing under this Agreement, the Notes, the Letters of Credit, and the other Loan Documents shall automatically become due and payable) and (ii) upon the occurrence of any other Event of Default, the Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers declare the Commitment and any obligation to issue any Letter of Credit to be terminated forthwith, whereupon the Commitment and any obligation of the Issuing Bank to issue any Letter of Credit shall immediately terminate, and/or, by notice to the Borrowers, declare the Loans hereunder, with accrued interest thereon, an amount equal to the Letter of Credit Usage, and all other amounts owing under this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. So long as any Letter of Credit shall remain outstanding, any amounts received by the Issuing Bank, may be held as cash collateral for the obligation of the Borrower for whose benefit the Letter of Credit was issued to reimburse the Issuing Bank in event of any drawing under any Letter of Credit. In the event any Letter of Credit in respect of which the Borrowers have deposited cash collateral with the Issuing Bank is cancelled or expires, the cash collateral shall be applied first to the reimbursement of the Issuing Bank for any drawings
                 ------
thereunder, and second to the payment of any outstanding obligations of the
                ------
Borrowers hereunder or under any other Loan Document.


                                 ARTICLE VIII

                                   GUARANTEE

         8.1    Guarantee.  Each Borrower and the Subsidiary Guarantor (for
                ---------
purposes of this Article VII, each a "Guarantor") hereby unconditionally and
                                      ---------
irrevocably guarantees to the Agent and the Lenders, the prompt and complete payment and performance by each of the Borrowers or other Borrowers (as applicable) when due (whether at the stated maturity, by acceleration or otherwise) of the Loans and other Obligations owing to the Agent and the Lenders by the Borrowers or the other Borrowers (as applicable). This Guarantee shall remain in full force and effect until the Obligations of the Borrowers are indefeasibly paid in full, notwithstanding that from time to time prior thereto any Borrower may be free from any Obligations. No payment or payments made by any Borrower or any other Person or received or collected by the Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any offset or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations of the Borrowers shall be deemed to modify, reduce, release or otherwise affect the liability of each Guarantor under this Guarantee, and each Guarantor shall remain obligated under this Guarantee, notwithstanding any such payment or payments, until the Obligations of the Borrowers are indefeasibly paid in full.

         8.2    No Subrogation, Contribution, Reimbursement or Indemnity.
                --------------------------------------------------------
Notwithstanding anything to the contrary in this Guarantee, each Guarantor hereby irrevocably waives all rights which may have arisen in connection with this Guarantee to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 hereof, under common law or otherwise) of the Agent or any Lender against any Borrower or any other Borrower (as applicable) for the payment of the Obligations. Each Guarantor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against any Borrower or any other Borrower (as applicable) or any other Person which may have arisen in connection with this Guarantee. So long as the Obligations of any of the Borrowers remain outstanding, if any amount shall be paid by or on behalf of any Borrower to any Guarantor on account of any of the rights waived in this subsection, such amount shall be held by such Guarantor in trust, segregated from other funds of such Guarantor and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the obligations of the Borrower or the other Borrowers (as applicable), whether matured or unmatured, in such order as the Agent may determine. The provisions of this Section shall survive the payment in full of the Obligations of the Borrowers.

         8.3    Amendments Etc., with Respect to the Obligations. Each Guarantor
                ------------------------------------------------
shall remain obligated under this Guarantee notwithstanding that, without any reservation of rights against such Guarantor, and without notice to or further assent by such Guarantor, any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender, and any of the Obligations continued, and the obligation, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and this Agreement and the other Loan Documents may be amended, modified, supplemented or terminated, in whole or in part, as the Agent or the Lenders (or the Majority Lenders, as the case may be) may deem advisable from time to time in accordance with the provisions of Section 10.1, and any collateral security, guarantee or right of set-off at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, Waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the obligations of any Guarantor under this Guarantee or any property subject thereto.

         8.4    Guarantee Absolute and Unconditional.  Each Guarantor waives any
                ------------------------------------
and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between the Borrowers, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives:

                (a) diligence, presentment, protest, notice of intent to accelerate, notice of acceleration, demand for payment and notice of default or nonpayment to or upon any of the Borrowers or any other Borrowers (as applicable) or the Guarantor with respect to the Obligations;

                (b) any right to require the Agent or the Lenders, as a condition of payment or performance by the Guarantor, to (i) proceed against the Borrowers or the other Borrowers (as applicable), any other guarantor of the Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrowers or the other Borrowers (as applicable), any other guarantor of the Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Agent or any Lender in favor of the Borrowers or any other Borrowers (as applicable) or any other Person, or (iv) pursue any other remedy in the power of the Agent or any Lender whatsoever;

                (c) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Borrower (as applicable), including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating hereto or by reason of the cessation of the liability of any Borrower or any other Borrower (as applicable) from any cause other than indefeasible payment in full of the Obligations;

                (d) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respect more burdensome than that of the principal;

                (e) any defense based upon the Agent's or any Lender's errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith;

                (f) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Article VIII and any legal or equitable discharge of such Guarantor's obligations hereunder,
(ii) the
benefit of any statute of limitations effecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto;

                (g) notices of any renewal, extension or modification of the Obligations or any Loan Document; and

                (h) any defenses or benefits that may be derived from or afforded by applicable law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Article VIII, including (if and to the extent applicable) the provisions of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2846, 2849, 2850, 2899 and 3433.

         This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of set-off with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, offset or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any of the Borrowers against the Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of any of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Borrowers or any of the other Borrowers (as applicable) for the Obligations of such Borrower, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance.

         8.5    Reinstatement.  This Guarantee shall continue to be effective,
                -------------
or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations of any Borrower is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of such Borrower or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, such Borrower or any substantial part of any of its property, or otherwise, all as such payments had not been made.


                                  ARTICLE IX

                                   THE AGENT

         9.1    Authorization and Action.  Each Lender hereby appoints and
                ------------------------
authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be
                          ------------------
required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by any of the Borrowers pursuant to the terms of this Agreement.

         9.2    Agent's Reliance, Etc.  Neither the Agent nor any of its
                ----------------------
directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent (ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and still not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrowers or to inspect the property (including the books and records) of the Borrowers; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         9.3    Canadian Imperial Bank of Commerce. and Affiliates.  With
                --------------------------------------------------
respect to its Commitment, the Advances made by it and the Note issued to it, Canadian Imperial Bank of Commerce shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Canadian Imperial Bank of Commerce in its individual capacity. Canadian Imperial Bank of Commerce and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, BEI, any of its subsidiaries and any Person who may do business with or own securities of BEI or any such subsidiary, all as if Canadian Imperial Bank of Commerce were not the Agent and without any duty to account therefor to the Lenders.

         9.4    Lender Credit Decision.  Each Lender acknowledges that it has,
                ----------------------
independently and without reliance upon the agent or any other Lender and based on the financial statements referred to in Section 5.1(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         9.5    Indemnification.  The Lenders agree to indemnify the Agent (to
                ---------------
the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons which are not lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender
                                                    --------
shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

         9.6    Successor Agent.  The Agent may resign at any time by giving
                ---------------
written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                   ARTICLE X

                                 MISCELLANEOUS

         10.1   Amendment. Etc.  No amendment or Waiver of any provision of the
                ---------------
Loan Documents nor consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and
-------
signed by all the Lenders, do any of the following; (a) increase the Commitment of the Lenders or subject the Lenders to any additional obligations, (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (e) amend this Section 10.1; and provided, further that no amendment, waiver or consent shall, unless
                    -------
in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

         10.2   Notices. Etc.  Except as otherwise set forth in this Agreement,
                -------------
all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, if to the Borrowers or the Subsidiary Guarantor, at the addresses set forth on the signature page hereof; and if to any Lender or the Agent, at its address set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective three (3) Business Days after deposit in the U.S mail, postage prepaid, when sent by telex or sent by facsimile, or when delivered, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

         10.3   Right of Setoff; Deposit Accounts.  Upon and after the
                ---------------------------------
occurrence of any Event of Default, each Lender is hereby authorized by the Borrowers, at any time and from time to time, without notice, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Borrowers under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by such Lender to the Borrowers (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as such Lender in its sole discretion may elect. The Borrowers hereby grant to each Lender a security interest in all deposits and accounts maintained with that Lender. The rights of each Lender under this Section are in addition to other rights and remedies (including odds rights of set off) which such Lender may have.

         10.4   No Waiver; Remedies.  No failure on the part of the Agent or any
                -------------------
Lender to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise hereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         10.5   Costs and Expenses.  The Borrowers agree to pay on demand all
                ------------------
costs and expenses of the Agent (including attorney's fees and the reasonable estimate of the allocated cost of in-house counsel and staff) in connection with the preparation, amendment, modification, enforcement (including in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) or restructuring of the Loan Documents.

         10.6   Additional Lenders; Assignments: Participations.
                -----------------------------------------------

                (a) Each Lender hereby represents that it is making its Loans provided for herein and receiving its Note for its own account and not with a view to the distribution hereof, subject, however, to any requirement that its
                                 -------  -------
property shall at all times be within its control and subject further to each
                                                      ---------------
Lender's right to assign all or any portion of its share of the Commitments and its Note or to grant participations therein in accordance with this Section
10.6. Lender may assign, from time to time, all or any portion of its pro rata share of the

Commitments and its Note to an Affiliate of that Lender or, subject to the prior written approval of the Borrowers (which approval will not be unreasonably withheld), to any other financial institution acceptable to the Agent; provided
                                                                       --------
that any such assignment effected hereunder shall be in a minimum amount of $5,000,000 or such Lender's entire Commitment; provided further that no such
                                               -------- -------
assignment shall become effective until the Agent shall have received a registration and processing fee of $3000 to be paid as the assignor and assignee shall mutually agree; and provided, further that each such assignment shall be
                          --------  -------
evidenced by an Assignment and Acceptance Agreement in the form of Exhibit E. From and after the effective date of such assignment (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor hereunder shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement (other than pursuant to Section 10.6(e)), and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, subject to its continuing obligations under Section 10.6(e). The Commitments hereunder shall be modified to reflect the Commitment of such assignee, and, if any such assignment occurs while any Notes are outstanding, new Notes shall, upon the surrender of the assigning Lender's Notes, be issued to such assignee and to the assigning Lender as necessary to reflect the new Commitments of the assigning Lender and of its assignee.

          (b) Each Lender may sell, negotiate or grant participations to other financial institutions in all or part of the obligations of the Borrowers outstanding under the Loan Documents, without notice to or the approval of the Agent or the Borrowers; provided that any such sale, negotiation or
                        --------
participation shall be in compliance with the applicable federal and state securities laws and the other requirements of this Section 10.6. No participant shall constitute a "Lender" under any Loan Document, and the Borrowers shall continue to deal solely and directly with the Agent and the Lenders.

          (c) Each Lender may disclose to any proposed assignee or participant any information relating to BEI or any of its Subsidiaries; provided, that prior to such disclosure such proposed assignee or participant shall have agreed in writing to keep any such information confidential substantially on the terms of
Section 10.6(e).

          (d) The grant of a participation interest shall be on such terms as the granting Lender defines are appropriate, provided only that (i) the holder of such a participation interest shall not have any of the rights of a Lender under this Agreement except, if the participation agreement so provides, rights to demand the payment of costs of the type described in

Article III; provided, however, the aggregate amount that the Borrowers shall be
             -----------------
required to pay under Sections 3.6, 3.9 and 3.12, and the aggregate attorneys' fees and costs that the Borrower shall be required to pay under Section 3.7, with respect to any ratable share of the Commitment or any Loan (including amounts paid to participants) shall not exceed the amount that the Borrowers would have had to pay if no participation agreements had been entered into, and
(ii) the consent of the holder of such a participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those that (A) increase the amount of the Commitments, (B) extend the term of the Commitments, (C) decrease the rate of interest or the amount of any fee or any other amount payable to the Lenders under the Loan Documents, (D) reduce the principal amount payable under the Loan Documents, or (E) extend the date fixed for the payment of principal or interest or any other amount payable under the Loan Documents.

          (e) Each Lender understands that some of the information and documents furnished to it pursuant to this Agreement may be confidential and each Lender agrees that it will keep all non-public information, documents and agreements so furnished to it confidential and will make no disclosure to other Persons of such information or agreements until it shall have become public, except (i) to the extent required in connection with matters involving operations under or enforcement or amendment of the Loan Documents; (ii) to such Lender's examiners and auditors or in accordance with such Lender's obligations under law or regulations or pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others: (iii) to any corporate parent of any Lender so long as such parent agrees to accept such information or agreement subject to the restrictions provided in this Section 10.6(e); (iv) to any participant bank or trust company of any Lender so long as such participant shares the corporate parent with such Lender and agrees to keep such information, documents or agreement confidential in accordance with the restrictions provided in this Section 10.6(e); (v) to the Agent or to any other Lender and their respective counsel and other professional advisors and to its own counsel and professional advisors so long as such Persons are instructed to keep such information confidential in accordance with the provisions of this
Section 10.6(e); (vi) to proposed assignees and participants in accordance with
Section 10.6(c); and (vii) with the prior written consent of the Borrowers.

    10.7  Effectiveness; Binding Effect; Governing Law.  This Agreement
          --------------------------------------------
shall become effective when it shall have been executed by the Borrowers, the Subsidiary Guarantor, the Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Subsidiary Guarantor, the Agent, each Lender and their respective successors and assigns, except that the Borrowers and the Subsidiary Guarantor shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Agent and all the Lenders. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF TO STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO RULES OR LAWS ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDIT (1983 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 400 (THE "UCP") AND, AS TO MATTERS NOT GOVERNED BY THE UCP, THE
                          ---
LAWS OF THE STATE OF CALIFORNIA.

         10.8   Waiver of Jury Trial.  THE BORROWERS, THE SUBSIDIARY GUARANTOR,
                --------------------
THE AGENT AND EACH LENDER HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Agent, each Lender, the Borrowers and the Subsidiary Guarantor each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in is related future dealings. The Agent, each Lender, the Borrowers and the Subsidiary Guarantor further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         10.9   Consent to Jurisdiction; Venue; Agent for Service of Process.
                ------------------------------------------------------------
All judicial proceedings brought against any Borrower or the Subsidiary Guarantor with respect to this Agreement and the Loan Documents may be brought in any state or federal court of competent jurisdiction in the City of San Francisco in the State of California, and by execution and delivery of this Agreement, each Borrower and the Subsidiary Guarantor accepts for itself and in connection with its respective properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Borrowers and the Subsidiary Guarantor irrevocably waive any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent
                       -----     ----------
any proceeding is brought in accordance with this Section. The Borrowers (other than BEI) and the Subsidiary Guarantor designate and appoint BEI at the address set forth on the signature page hereof and such other Person as may hereafter be selected by the Borrowers and the Subsidiary Guarantor irrevocably agreeing in writing to so serve as their agent to receive on their behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Borrowers and the Subsidiary Guarantor to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the applicable Borrower and the Subsidiary Guarantor at its address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Borrowers and the Subsidiary Guarantor refuses to accept service, the Borrowers and the Subsidiary Guarantor hereby agree that service upon them by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Agent or any Lender to bring proceedings against the Borrowers and the Subsidiary Guarantor in courts of any jurisdiction.

         10.10  Entire Agreement.  This Agreement with Exhibits and Schedules
                ----------------
and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

         10.11  Separability of Provisions.  In case any one or more of the
                --------------------------
provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby

         10.12  Obligations Several.  The obligation of each Lender hereunder is
                -------------------
several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.

         10.13  Survival of Certain Agreements.  Notwithstanding anything in
                ------------------------------
this Agreement or implied by law to the contrary, the agreements of the Borrowers and the Subsidiary Guarantor (as applicable) set forth in Sections 3.6, 3.7, 3.9, 3.12, 3.13 and Article VII, 8.1 and 10.5 and the agreements of the Lenders set forth in Sections 3.10, 9.2, 9.5 and 10.3 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

         10.14  Execution in Counterparts.  This Agreement may be executed in
                -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; signature pages may be attached from counterpart documents and reassembled to form duplicate executed originals.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              BORROWERS AND SUBSIDIARY GUARANTOR:

                              BEI TECHNOLOGIES, INC.,
                              as a Borrower



                              --------------------------------------------------
                              By:
                              Title:

                              Address:
                              One Post Street
                              Suite 2500
                              San Francisco, California 94104

                              Attention:  Robert R. Corr


                              BEI SENSORS & SYSTEMS COMPANY,
                              INC., as a Borrower



                              --------------------------------------------------
                              By:
                              Title:

                              Address:
                              One Post Street
                              Suite 2500
                              San Francisco, California 94104

                              Attention:  Robert R. Corr

                              DEFENSE SYSTEMS COMPANY, INC.,
                              as Subsidiary Guarantor



                              --------------------------------------------------
                              By:
                              Title:

                              Address:
                              One Post Street
                              Suite 2500
                              San Francisco, California 94104

                              Attention:  Robert R. Corr


                              AGENT:

                              CANADIAN IMPERIAL BANK OF COMMERCE,
                              as Agent



                              --------------------------------------------------
                              By:
                              Title:

                              Address:
                              425 Lexington Avenue
                              New York, New York 10017
                              Telephone:  (212) 856-4165
                              Telecopier: (212) 856-3991

                              Attention:  Cyd Petre

                              Payment Address:

                              Bank of New York, New York
                              (SWIFT Code IRVTUS3N)
                              ABA No.: 021-000-018
                              Account No.:  890-0331-046
                              For further Credit to: Agented Loans
                              Account No.:  07-09611
                              Attention:  Agency Services
                              Reference:  BEI Electronics

COMMITMENT                    THE LENDERS:

$25,000,000                   CIBC INC.,
                              as a Lender



                              --------------------------------------------------
                              By:
                              Title:

                              Address:
                              425 Lexington Avenue
                              New York, New York 10017
                              Telephone:  (212) 856-4165
                              Telecopier: (212) 856-3991

                              Attention:  Cyd Petre


                              THE ISSUING BANK:

                              CANADIAN IMPERIAL BANK OF COMMERCE,
                              as Designated Issuer


                              --------------------------------------------------
                              By:
                              Title:

                              Address:
                              425 Lexington Avenue
                              New York, New York 10017
                              Telephone:  (212) 856-4165
                              Telecopier: (212) 856-3991

                              Attention:  Cyd Petre

                                SCHEDULE 1.1(A)
                                ---------------

                                 PRICING GRID
                                 ------------

                      LEVEL 1   LEVEL 2   LEVEL 3   LEVEL 4
                       PERIOD    PERIOD    PERIOD    PERIOD
                      --------  --------  --------  --------

APPLICABLE MARGINS
------------------
EURODOLLAR RATE
---------------
LOANS:                  1.00%     1.25%     1.50%     1.75%
-----

COMMITMENT FEE
--------------
PERCENTAGES:            .250%     .375%     N/A       N/A
-----------



                                  EXPLANATION
                                  -----------

1. The Applicable Margin for each Eurodollar Rate Loan and the Commitment Fee Percentage will be set for each Pricing Period and will vary depending upon whether such period is (a) a Level 1 Period or a Level 2 Period, in the case of Commitment Fee Percentages and (b) a Level 1 Period, a Level 2 Period, a Level 3 Period or a Level 4 Period, in the case of Eurodollar Rate Loans on the basis of the Compliance Certificate delivered during the immediately preceding Pricing Period.

2. The first Pricing Period, which commences on the date of this Agreement and ends on December 31, 1997, will be a Level 3 Period.

3. Each Pricing Period thereafter will be (a) a Level 1 Period or a Level 2 Period, in the case of Commitment Fee Percentages and (b) a Level 1 Period, a Level 2 Period, a Level 3 Period or a Level 4 Period, in the case of Eurodollar Rate Loans depending upon the Debt/Consolidated EBITDA Ratio for the most recent fiscal quarter end prior to the first day of such Pricing Period as follows:

     (a)  Commitment Fee Percentages:
          --------------------------

          (i) If, during any Pricing Period, the Debt/Consolidated EBITDA Ratio is less than 2.50 to 1.00, the Borrowers' pricing will be a Level 1 Period.

         (ii) If, during any Pricing Period, the Debt/Consolidated EBITDA Ratio is greater than or equal to 2.50 to 1.00, the Borrowers' pricing will be a Level 2 Period.

                                     1.1-1

     (b)  Eurodollar Rate Loans:
          ---------------------

          (i) If, during any Pricing Period, the Debt/Consolidated EBITDA Ratio is less than 1.00 to 1.00, the Borrowers' pricing will be a Level 1 Period.

         (ii) If, during any Pricing Period, the Debt/Consolidated EBITDA Ratio is less than 1.50 to 1.00 but greater than or equal to 1.00 to 1.00, the Borrowers' pricing will be a Level 2 Period.

        (iii) If, during any Pricing Period, the Debt/Consolidated EBITDA Ratio is less than 2.50 to 1.00 but greater than or equal to 1.50 to 1.00, the Borrowers' pricing will be a Level 3 Period.

         (iv) If, during any Pricing Period, the Debt/Consolidated EBITDA Ratio is greater than or equal to 2.50 to 1.00, the Borrowers' pricing will be a Level 4 Period.

                                     1.1-2

                                   EXHIBIT A
                                   ---------

                           [FORM OF PROMISSORY NOTE]
                           -------------------------

                            BEI TECHNOLOGIES, INC.
                      BEI SENSORS & SYSTEMS COMPANY, INC.

                                                                           [/1/]
[/2/]                                                                      [/3/]



          FOR VALUE RECEIVED, BEI TECHNOLOGIES, INC., a Delaware corporation and BEI SENSORS & SYSTEMS COMPANY, INC., a Delaware corporation (the "Borrowers"),
                                                                   ---------
promise to pay to the order of [               ] (the "Lender") the principal
                                ---------------        ------
amount of [/4/] ($[/2/]) or, if less, the aggregate amount of Revolving Loans (as defined in the Credit Agreement referred to below), made by the Lender to the Borrowers pursuant to the Credit Agreement referred to below outstanding on the Maturity Date (as defined in the Credit Agreement referred to below) on the Maturity Date.

          The Borrowers also promise jointly and severally to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

          All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Agent (as defined in the Credit Agreement referred to below) described in the Credit Agreement. Until notified of the transfer of this Note, the Borrowers shall be entitled to deem the Lender or such person who has been so identified by the transferor in writing to the Borrowers as the holder of this Note, as the owner and holder of this Note. Each of the Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid on the schedule attached hereto, if any; provided, however, that the failure to make
                                  --------  -------
notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrowers hereunder with respect to payments of principal or interest on this Note.

          This Note is referred to in, and is entitled to the benefits of, the Credit Agreement dated as of September 28, 1997 (the "Credit Agreement", the
                                                      ----------------
terms defined herein and not otherwise defined herein being used herein as therein defined)

----------------------------------
/1/   Insert place of delivery of Note.
/2/   Insert amount of Revolving Commitment in numbers.
/3/   Insert Closing Date.
/4/   Insert amount of Revolving Commitment in words.

among the Borrowers, Defense Systems Company, Inc., a Delaware corporation, as the Subsidiary Guarantor, the financial institutions named therein, Canadian Imperial Bank of Commerce, New York Agency, as Agent, Canadian Imperial Bank of Commerce, as Designated Issuer and CIBC Wood Gundy Securities Corp., as arranger. The Credit Agreement, among other things, (i) provides for the making of advances (the "Loans") by the Lender to the Borrowers from time to time in an
                  -----
aggregate amount not to exceed at any time outstanding the dollar amount first above mentioned, the indebtedness of the Borrowers resulting from each such Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

          No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrowers, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

          The Borrowers promise jointly and severally to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Borrowers hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

          This Note shall be governed by, and construed in accordance with, the laws of the state of California without giving effect to its choice of law doctrine.

          IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed and delivered by its duly authorized officer, as of date and the place first above written.

                              BEI TECHNOLOGIES, INC.


                              --------------------------------------------------
                              By:
                              Title:


                              BEI SENSORS & SYSTEMS COMPANY, INC.


                              --------------------------------------------------
                              By:
                              Title:

                                 TRANSACTIONS
                                      ON
                                     NOTE


        Amount of     Amount of        Principal                    Interest        Notation
Date    Loan Made     Principal Paid   Balance     Interest Paid    Paid Through    Made By
------  ---------     --------------   ---------   -------------    ------------    --------



                                   EXHIBIT B
                                   ---------

                         [FORM OF NOTICE OF BORROWING]
                         -----------------------------

                              NOTICE OF BORROWING

          Pursuant to that certain Credit Agreement dated as of September 28, 1997 (said Credit Agreement, as amended from time to time, being the "Credit
                                                                      ------
Agreement"; the terms defined therein and not otherwise defined herein being
---------
used herein as therein defined), by and among BEI Technologies, Inc., a Delaware corporation and BEI Sensors & Systems Company, Inc., a Delaware corporation (collectively, the "Borrowers"), Defense Systems Company, Inc., a Delaware
                    ---------
corporation, as the Subsidiary Guarantor, the financial institutions listed therein (the "Lenders"), Canadian Imperial Bank of Commerce, New York Agency, as
              -------
Agent (the "Agent"), Canadian Imperial Bank of Commerce, as Designated Issuer
            -----
and CIBC Wood Gundy Securities Corp., as the arranger, this represents
         's request to borrow on          , [199__][2000] from Lenders, in
---------                        ---------
accordance with their applicable pro rata shares, $                    in
                                                   --------------------
Revolving Loans as [Base] [Eurodollar] Rate Loans.  [The initial Interest Period
for such Loans is requested to be a          month period.]   The proceeds of
                                   ----------
such Loans are to be deposited in           's account at Agent.
                                 -----------

          The undersigned officers, to the best of their knowledge, and on behalf of the Borrower which he or she represent certify that:

          (i) The representations and warranties contained in Section 5.1 of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent such representations and warranties specifically related to an earlier date in which case they were true and correct in all material respects on and as of such earlier date;

          (ii) No event has occurred and is continuing, or would result from the consummation of the Borrowing contemplated hereby, which would constitute an Event of Default or a Potential Event of Default; and

          (iii) All Loan Documents are in full force and effect.

Dated:                   [BEI TECHNOLOGIES, INC.]
      ----------------   [BEI SENSORS & SYSTEMS COMPANY, INC.]



                         ----------------------------------------
                         By:
                            -------------------------------------
                         Title:
                               ----------------------------------

                                   EXHIBIT C
                                   ---------

                  [FORM OF NOTICE OF CONVERSION/CONTINUATION]
                  -------------------------------------------

                       NOTICE OF CONVERSION/CONTINUATION

          Pursuant to that certain Credit Agreement dated as of September 28, 1997 (said Credit Agreement, as amended from time to time, being the "Credit
                                                                      ------
Agreement"; the terms defined therein and not otherwise defined herein being
---------
used herein as therein defined), by and among BEI Technologies, Inc., a Delaware corporation and BEI Sensors & Systems Company, Inc., a Delaware corporation (collectively, the "Borrowers"), Defense Systems Company, Inc., a Delaware
                    ---------
corporation, as the Subsidiary Guarantor, the financial institutions listed therein ("Lenders"), Canadian Imperial Bank of Commerce, New York Agency, as
          -------
Agent (the "Agent"), Canadian Imperial Bank of Commerce, as Designated Issuer
            -----
and CIBC Wood Gundy Securities Corp., as the arranger, this represents
              's request to [convert] [continue] a Revolving Loan as follows:
--------------

          (a) The Borrowing to be [converted] [continued] consists of ["Base Rate" or "Eurodollar Rate"] Loans in the aggregate principal amount of
     $              which were initially advanced on              ,       ;
      -------------                                  ------------- -------

          (b) The Revolving Loans in the Borrowing are to be [converted into] [continued as] ["Base Rate" or "Eurodollar Rate"] Loans;

          (c) If such Revolving Loans are to be [converted into] [continued as] Eurodollar Rate Loans, the Interest Period for such Eurodollar Rate Loans
     commencing upon [conversion] [continuation] will be           months; and
                                                        -----------

          (d) The date of the requested [conversion] [continuation] is to be
                 ,       .
     ------------ -------

          The undersigned officers, to the best of their knowledge, and on behalf of the Borrower which he or she represent certify that:

          (i) The representations and warranties contained in Section 5.1 of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent such representations and warranties specifically related to an earlier date in which case they were true and correct in all material respects on and as of such earlier date;

          (ii) No event has occurred and is continuing, or would result from the consummation of the borrowing contemplated hereby, which would constitute an Event of Default or a Potential Event of Default; and

          (iii)     All Loan Documents are in full force and effect.

Dated:                   [BEI TECHNOLOGIES, INC.]
      ---------------    [BEI SENSORS & SYSTEMS COMPANY, INC.]



                         --------------------------------------
                         By:
                            -----------------------------------
                         Title:
                               --------------------------------

                                   EXHIBIT D
                                   ---------

                       [FORM OF COMPLIANCE CERTIFICATE]

     1.   This Compliance Certificate ("Compliance Certificate") is executed and
                                        ----------------------
delivered by BEI Technologies, Inc., a Delaware corporation and BEI Sensors & Systems Company, Inc., a Delaware corporation, and Defense systems Company, Inc., a Delaware corporation (collectively, the "Borrowers") to Canadian
                                                 ---------
Imperial Bank of Commerce, New York Agency (the "Agent") pursuant to Section
                                                 -----
6.1(a)(iii)(B) of the Credit Agreement dated as of September 28, 1997 among the Borrowers, Defense Systems Company, Inc., a Delaware corporation, as the Subsidiary Guarantor, the financial institutions named therein, the Agent, Canadian Imperial Bank of Commerce, as Designated Issuer and CIBC Wood Gundy Securities Corp., as the arranger (as amended from time to time, the "Credit
                                                                      ------
Agreement").  Any terms used herein and not defined herein shall have the
---------
meanings defined in the Credit Agreement.  This Compliance Certificate covers
BEI's:

                    Fiscal quarter ended                  ,
                                        ------------------ ------
                    Fiscal year ended                   ,
                                     ------------------- ------

     2. The following paragraphs set forth calculations in compliance with obligations pursuant to Sections 6.2(a), (b), (c), (d) and (e) of the Credit Agreement, as of the end of the fiscal period set forth in paragraph 1 hereof.


A.   Debt/Consolidated EBITDA Ratio (Section 6.2(a)):
     -----------------------------------------------

     (a)  Debt                                     $
                                                    ------------
     (b)  Consolidated EBITDA                      $
                                                    ------------
     Ratio (a) : (b)                                      :
                                                    ------ -----
     Maximum Permitted Ratio                         3.00 : 1.00


B.   Consolidated Tangible Net Worth (Section 6.2(b)):
     ------------------------------------------------

     1.   Actual Consolidated Tangible Net Worth

          (a)  Stockholders' equity                $
                                                    -----------
          minus

          (b)  Intangible Assets (less Intangible
               Assets acquired after September 27, 1997
               in an aggregate amount not to exceed
               $2,000,000)
                                                   $
                                                    -----------

               (a) - (b)                           $
                                                    -----------

     2.   Minimum Consolidated Tangible Net Worth

          (a)  $28,149,000

          plus

          (b)  75% of Consolidated Net Income
               for each fiscal quarter of BEI
               after September, 1997             $
                                                    -----------

          plus

          (c)  100% of the Net Proceeds of any
               Equity Issuance by BEI (excluding
               Equity Issuances with respect
               to the exercise of stock options)   $
                                                    -----------



               (a) + (b) + (c)                     $
                                                    -----------

          Required 1 > 2      In compliance:       Yes/No
                     -


C.   Quick Ratio (Section 6.2(c)):
     ----------------------------

     (a)  Cash, Cash Equivalents
          and accounts receivable                  $
                                                    -----------

     (b)  Current liabilities                      $
                                                    -----------

          Ratio (a) : (b)                                :
                                                    ----- -----
          Minimum Permitted Ratio                    .80 : 1.00


D.   Interest Coverage Ratio (Section 6.2(d)):
     ----------------------------------------

     (a)  Consolidated EBITDA

          (i)  Consolidated Net Income (or
               Consolidated Net Losses)            $
                                                    -----------

          plus

         (ii)  Consolidated Interest
               Expense                             $
                                                    -----------

          plus

        (iii)  Provisions for taxes based
               on income                           $
                                                    -----------
          plus

         (iv)  Depreciation expense                $
                                                    -----------

          plus

          (v)  Amortization expense                $
                                                    -----------

          minus

          (vi) the lessor of (i) out-of-
               pocket divestiture expenses
               or (ii)    $1,250,000               $
                                                    -----------
          minus

          (vi) Consolidated Capital
               Expenditures                        $
                                                    -----------

               (i) + (ii) + (iii) + (iv)
               + (v) - (vi) - (vii)                $
                                                    -----------

     (b)  Consolidated Interest Expense            $
                                                    -----------

          Ratio (a) : (b)                                :
                                                    ----   -----
          Minimum Permitted Ratio                   2.00 : 1.00

          In compliance:                                Yes/No


     E.   Adjusted Consolidated Net Income (Sec. 6.2(e)):
          -----------------------------------------------

          (i) Required: No Adjusted Consolidated Net Losses greater than the greater of (i) $3,000,000 or 5% of Tangible Net Worth

                              In compliance:           Yes/No

         (ii) Required: No two consecutive fiscal quarters with Adjusted Consolidated Net Losses in most recently ended two fiscal quarters

                              In compliance:           Yes/No

        (iii)  Required: Not permit the cumulative
               Consolidated Net Income for any
               consecutive four fiscal quarters
               to be less than $1.00

                              In compliance            Yes/No

     F.   Aggregate Dividends Paid to Date (Sec. 6.2(h)):
          ----------------------------------------------

          (i)   Less than $2,000,000

                              In compliance            Yes/No

          3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of BEI and its Subsidiaries during the fiscal period covered by this Compliance Certificate. The undersigned does not (either as a result of such review or otherwise) have any knowledge of the existence as of the date of this Compliance Certificate of any condition or event that constitutes an Event of Default or a Potential Event of Default, with the exception set forth below in response to which the Borrowers are taking or propose to take the following actions (if none, so state):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


          4.   This Compliance Certificate is executed on                   ,
                                                         -------------------
[19   ] [2000] by the Chief Executive Officer, Chief Financial Officer,
   ---
Treasurer or Controller of BEI. The undersigned hereby certifies that each and every matter contained herein is derived from the Borrowers' books and records and is, to the best of knowledge of the undersigned, true and correct.


BEI TECHNOLOGIES, INC.,
a Delaware corporation


----------------------------------------

By:
   -------------------------------------

Title:
      ----------------------------------

                                   EXHIBIT E
                                   ---------

                 [FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT]

  THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Assignment Agreement"), dated as
                                                --------------------
of the date set forth at the top of Attachment 1 hereto, by and among:
                                    ------------

          (1) The bank designated under item A of Attachment I hereto as the
                                                  ------------
     Assignor Lender ("Assignor Lender"); and
                       ---------------

          (2) Each bank designated under item B of Attachment I hereto as an
                                                   ------------
     Assignee Lender (individually, an "Assignee Lender").
                                        ---------------


                                   RECITALS
                                   --------

     A. Assignor Lender is one of the lenders which is a party to the Credit Agreement dated as of September 28, 1997 by and among BEI Technologies, Inc., a Delaware corporation and BEI Sensors & Systems Company, Inc., a Delaware corporation (collectively, the "Borrowers"), Defense systems Company, Inc., a
                                ---------
Delaware corporation, as the Subsidiary Guarantor, Assignor Lender and the other financial institutions parties thereto (collectively, the "Lenders"), Canadian
                                                           -------
Imperial Bank of Commerce, New York Agency (the "Agent"), Canadian Imperial Bank
                                                 -----
of Commerce, as Designated Issuer and CIBC Wood Gundy Securities Corp., as the arranger (as amended from time to time, the "Credit Agreement").
                                             ----------------

     B. Assignor Lender wishes to sell, and Assignee Lender wishes to purchase, all or a portion of Assignor Lender's rights under the Credit Agreement pursuant to Section 10.6 of the Credit Agreement.
                      ------------


                                   AGREEMENT
                                   ---------

     Now, therefore, the parties hereto hereby agree as follows:

     1.   Definitions.  Except as otherwise defined in this Assignment
          -----------
Agreement, all capitalized terms used herein and defined in the Credit Agreement have the respective meanings given to those terms in the Credit Agreement.

     2.   Sale and Assignment.  Subject to the terms and conditions of this
          -------------------
Assignment Agreement, Assignor Lender hereby agrees to sell, assign and delegate to each Assignee Lender and each Assignee Lender hereby agrees to purchase, accept and assume the rights, obligations and duties of a Lender under the Credit Agreement and the other Loan Documents equal to the pro rata share set forth under the caption "Pro Rata Share Transferred" opposite such Assignee Lender's name on Attachment I hereto.
                 ------------

Such sale, assignment and delegation shall become effective on the date designated in Attachment I hereto (the "Assignment Effective Date"), which date
              ------------              -------------------------
shall be, unless Agent shall otherwise consent, at least five (5) Business Days after the date following the date counterparts of this Assignment Agreement are delivered to Agent in accordance with Paragraph 3 hereof.

     3.   Assignment Effective Notice.  Upon (a) receipt by Agent of five (5)
          ---------------------------
counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment I), each of which has been executed by Assignor Lender and
          ------------
each Assignee Lender (and, to the extent required by Section 10.6 of the Credit
                                                     --------------------------
Agreement, by the Borrowers and Agent) and (b) payment to Agent of the
---------
registration and processing fee specified in Section 10.6 of the Credit
                                             --------------------------
Agreement, Agent will transmit to the Borrowers, Assignor Lender and each
---------
Assignee Lender an Assignment Effective Notice substantially in the form of

Attachment II hereto, fully completed (an "Assignment Effective Notice").
-------------                              ---------------------------

     4.   Assignment Effective Date.  At or before 12:00 noon (local time of
          -------------------------
Assignor Lender) on the Assignment Effective Date, each Assignee Lender shall pay to Assignor Lender, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Lender and such Assignee Lender (the "Purchase Price"), for the pro rata share purchased by such Assignee
             --------------
Lender hereunder. Effective upon receipt by Assignor Lender of the Purchase Price payable by each Assignee Lender, the sale, assignment and delegation to such Assignee Lender of such pro rata share as described in Paragraph 2 hereof
                                                            -----------
shall become effective.

     5.   Payments After the Assignment Effective Date.  Assignor Lender and
          --------------------------------------------
each Assignee Lender hereby agree that Agent shall, and hereby authorize and direct Agent to, allocate amounts payable under the Credit Agreement and the other Loan Documents as follows:

          (a) All principal payments made after the Assignment Effective Date with respect to each pro rata share assigned to an Assignee Lender pursuant to this Assignment Agreement shall be payable to such Assignee Lender.

          (b) All interest, fees and other amounts accrued after the Assignment Effective Date with respect to each pro rata share assigned to an Assignee Lender pursuant to this Assignment Agreement shall be payable to such Assignee Lender.

Assignor Lender and each Assignee Lender shall make any separate arrangements between themselves which they deem appropriate with respect to payments between them of amounts paid under the Loan Documents on account of the pro rata share assigned to such Assignee Lender, and neither Agent nor any Borrower shall have any responsibility to effect or carry out such separate arrangements.

     6.   Delivery of Notes.  On or prior to the Assignment Effective Date,
          -----------------
Assignor Lender will deliver to Agent the Note payable to Assignor Lender. On or prior to the Assignment Effective Date, the Borrowers will deliver to Agent new Notes for each Assignee Lender and Assignor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Commitments (as adjusted pursuant to this Assignment Agreement). Each such new Note shall be dated the Closing Date. Promptly after the Assignment Effective Date, Agent will send to each of Assignor Lender and the Assignee Lenders its new Notes and will send to the Borrowers the superseded Note payable to Assignor Lender, marked "Replaced."

     7.   Delivery of Copies of Loan Documents.  Concurrently with the execution
          ------------------------------------
and delivery hereof, Assignor Lender will provide to each Assignee Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to Assignor Lender on or prior to the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

     8.   Further Assurances.  Each of the parties to this Assignment Agreement
          ------------------
agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

     9.   Further Representations, Warranties and Covenants.  Assignor Lender
          -------------------------------------------------
and each Assignee Lender further represent and warrant to and covenant with each other, Agent and the Lenders as follows:

          (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Loan Documents.

          (b) Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any of its obligations under the Credit Agreement or any other Loan Documents.

          (c) Each Assignee Lender confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.

          (d) Each Assignee Lender will, independently and without reliance upon Agent, Assignor Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents.

          (e) Each Assignee Lender appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as Agent is authorized to exercise by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article IX of the Credit
                                                ------------------------
     Agreement.
     ---------

          (f) Each Assignee Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

          (g) Attachment I hereto sets forth administrative information with
              ------------
     respect to each Assignee Lender.

     10.  Effect of this Assignment Agreement.  On and after the Assignment
          -----------------------------------
Effective Date, (a) each Assignee Lender shall be a Lender with a pro rata share of the Revolving Commitment equal to the pro rata share set forth under the caption "Pro Rata Share After Assignment" opposite such Assignee Lender's name on Attachment I hereto and shall have the rights, duties and obligations of such
   ------------
a Lender under the Credit Agreement and the other Loan Documents and (b) Assignor Lender shall be a Lender with a pro rata share of the Revolving Commitment equal to the pro rata share set forth under the caption "Pro Rata Share After Assignment" opposite Assignor Lender's name on Attachment I hereto
                                                           ------------
and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Loan Documents, or, if the pro rata share of the Revolving Commitment of Assignor Lender has been reduced to 0%, Assignor Lender shall cease to be a Lender and shall have no further obligation to make any Loans.

     11.  Miscellaneous.  This Assignment Agreement shall be governed by, and
          -------------
construed in accordance with, the laws of the State of California. Paragraph headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment I hereto.
                  ------------


                                                                   , as
                              -------------------------------------
                              Assignor Lender


                              By:
                                 ----------------------------------

                                 Name:
                                       ----------------------------
                                 Title:
                                       ----------------------------


                                                                   , as an
                              -------------------------------------
                              Assignee Lender



                              By:
                                 ----------------------------------

                                 Name:
                                      -----------------------------

                                 Title:
                                       ----------------------------

CONSENTED TO AND ACKNOWLEDGED BY:

BEI TECHNOLOGIES, INC.


By:
   ---------------------------

   Name:
        ----------------------
   Title:
         ---------------------

BEI SENSORS & SYSTEMS COMPANY, INC.


By:
   ---------------------------
   Name:
        ----------------------
   Title:
         ---------------------


DEFENSE SYSTEMS COMPANY, INC.


By:
   ---------------------------
   Name:
        ----------------------
   Title:
         ---------------------

CANADIAN IMPERIAL BANK OF COMMERCE,
  As Agent


By:
   ----------------------------
   Name:
        -----------------------
   Title:
         ----------------------



ACCEPTED FOR RECORDATION
  IN REGISTER:


CANADIAN IMPERIAL BANK OF COMMERCE,
  As Agent


By:
   ----------------------------
   Name:
        -----------------------
   Title:
         ----------------------

                                 ATTACHMENT 1
                            TO ASSIGNMENT AGREEMENT
                            -----------------------

                     NAMES, ADDRESSES AND PRO RATA SHARES
                    OF ASSIGNOR LENDER AND ASSIGNEE LENDERS
                         AND ASSIGNMENT EFFECTIVE DATE

                                            ,
                            ---------------   -----

                                Pro Rata                      Pro Rata
                                  Share                      Share After
A.  ASSIGNOR LENDER             Transferred/5/,/6/          Assignment /1/
    ---------------            ------------------           --------------


                                           %               %
     --------------------     -------------     -----------

     Lending Office:

     --------------------------------

     --------------------------------

     --------------------------------

     --------------------------------


----------------------------
/5/ To be expressed by a percentage rounded to the seventh-digit to the right of the decimal point.
/6/ Share of Commitment sold by Assignor Lender, and share of Commitment purchased by Assignee Lender.


                                    E(1)-1

     Address for notices:

     ---------------------------------

     ---------------------------------

     ---------------------------------

     ---------------------------------

     Telephone No:
                    -----------
     Telecopier No:
                    -----------

     Wiring Instructions:

     ---------------------------------

     ---------------------------------

                                Pro Rata              Pro Rata
                                  Share           Share After
B.  ASSIGNEE LENDER             Transferred/5/,/6/     Assignment /1/
    ---------------            ------------            -------------

/5/ To be expressed by a percentage rounded to the seventh-digit to the right of the decimal point.
/6/ Share of Commitment sold by Assignor Lender, and share of Commitment purchased by Assignee Lender.


                                           %               %
     --------------------     -------------     -----------

     Lending Office:

     -----------------------------

     -----------------------------

     -----------------------------

     -----------------------------

     -----------------------------

     Address for notices:

     -----------------------------

     -----------------------------

     -----------------------------

     -----------------------------

     Telephone No:
                    -----------
     Telecopier No:
                    -----------
     Wiring Instructions:

     -----------------------------

     -----------------------------


B.  ASSIGNMENT EFFECTIVE DATE:
    -------------------------

                       ,
     -----------------  ------


                                    E(1)-3

                                 ATTACHMENT 2
                            TO ASSIGNMENT AGREEMENT
                            -----------------------

                                    FORM OF
                          ASSIGNMENT EFFECTIVE NOTICE
                          ---------------------------

     Reference is made to the Credit Agreement, dated as of September 28, 1997 by and among BEI Technologies, Inc., a Delaware corporation and BEI Sensors & Systems Company, Inc., a Delaware corporation (collectively, the "Borrowers"),
                                                                  ---------
Defense systems Company, Inc., a Delaware corporation, as the Subsidiary Guarantor, Assignor Lender and the other financial institutions parties thereto (collectively, the "Lenders"), Canadian Imperial Bank of Commerce, New York
                    -------
Agency (the "Agent"), Canadian Imperial Bank of Commerce, as Designated Issuer
             -----
and CIBC Wood Gundy Securities Corp., as the arranger (as amended from time to time, the "Credit Agreement"). Agent hereby acknowledges receipt of five
           ----------------
executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto. [Note: Attach copy of Assignment Agreement.] Terms defined in such Assignment Agreement are used herein as therein defined.

     1.   Pursuant to such Assignment Agreement, you are advised that the
Assignment Effective Date will be            .
                                 ------------

     2. Pursuant to such Assignment Agreement, Assignor Lender is required to deliver to Agent on or before the Assignment Effective Date the Notes payable to Assignor Lender.

     3. Pursuant to such Assignment Agreement, Borrower is required to deliver to Agent on or before the Assignment Effective Date the following Notes, each
dated                         [Insert appropriate date]:
     -------------------------

     [Describe each new Note for Assignor Lender and each Assignee Lender as to principal amount.]

     4. Pursuant to such Assignment Agreement, each Assignee Lender is required to pay its Purchase Price to Assignor Lender at or before 12:00 Noon on the Assignment Effective Date in immediately available funds.

                              Very truly yours,



                              CANADIAN IMPERIAL BANK OF COMMERCE
                                as Agent



                              By:
                                 ---------------------------
                                 Name:
                                      ----------------------
                                 Title:
                                       ---------------------


                                    E(1)-4